UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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EVOLVING SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2011

To the Stockholders of Evolving Systems, Inc.:

You are invited to attend the annual meeting of the stockholders of Evolving Systems, Inc. which will be held at 9:00 a.m. local time at the Company’s headquarters located at 9777 Pyramid Court, Suite 100, Englewood, Colorado 80112, on June 16, 2011.

At the meeting, you will be asked to act on the following matters:

1.               to elect two nominees named in this Proxy Statement as directors for terms as described in Proposal 2;

2.               to consider a proposal to amend our Amended and Restated Certificate of Incorporation to eliminate the classified Board structure and provide that all members of the Board of Directors be elected annually for a term of one year;

3.               to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm to audit the consolidated financial statements of Evolving Systems for its fiscal year ending December 31, 2011; and

4.               to consider such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The Proxy Statement accompanying this Notice describes these items more fully.

Only holders of record of shares of Evolving Systems’ common stock at the close of business on April 19, 2011 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

YOUR VOTE IS IMPORTANT.  PLEASE READ THE PROXY STATEMENT AND VOTE BY FOLLOWING THE VOTING INSTRUCTIONS SENT TO YOU.

By order of the Board of Directors,

Englewood, Colorado	Anita T. Moseley
April 22, 2011	Secretary

9777 Pyramid Court, Suite 100
Englewood, Colorado 80112

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
June 16, 2011

This proxy statement contains information related to the annual meeting of stockholders of Evolving Systems, Inc. which will be held at 9:00 a.m. local time at the Company’s headquarters located at 9777 Pyramid Court, Suite 100, Englewood, Colorado 80112, on June 16, 2011, and any postponements or adjournments thereof. Evolving Systems first mailed, or made available on the Internet, these proxy materials to stockholders on or about April 29, 2011.  In this proxy statement, “Company,” “Evolving Systems,” “we,” “us,” and “our” each refer to Evolving Systems, Inc. and its subsidiaries.

ABOUT THE PROXY MATERIALS

We are pleased to take advantage of the Securities and Exchange Commission (“SEC”) rules that require issuers to provide proxy materials to stockholders on the Internet.  We will be able to provide our stockholders with the information they need, while lowering the cost of the delivery of materials and reducing the environmental impact of printing and mailing hard copies.

The cost of solicitation of the proxies will be paid by Evolving Systems.  Officers, directors and regular employees of Evolving Systems, without additional compensation, also may solicit proxies by further mailing, by telephone or personal conversations. Evolving Systems has no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation.

The proxy materials include:

•                  Our proxy statement for the annual meeting; and

•                  Our 2010 Annual Report to Stockholders, which includes our audited consolidated financial statements.

As required by SEC rules, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record on April 19, 2011.  All stockholders will have the ability to access the proxy materials on a website referred to in the Notice (www.evolving.com/investor_relations.html), or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

The Notice will provide you with instructions regarding how to:

•                  View our proxy materials for the annual meeting on the Internet; and

•                  Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote by mail, telephone, on the Internet, or by attending the meeting and voting in person.

If you hold your shares in street name (that is, you hold your shares through a broker, bank or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you.

Quorum and Required Votes

Only holders of record of shares of Evolving Systems’ common stock at the close of business on April 19, 2011, the record date, are entitled to vote at the meeting or any postponements or adjournments of the meeting.  As of the record date, Evolving Systems had 10,768,595 shares of common stock outstanding.

The presence at the meeting of a majority of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting.  Each outstanding share of common stock is entitled to one vote.

Proxies marked “Abstain” and broker “non-votes” will be treated as shares that are present for purposes of determining the presence of a quorum.  An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter.  A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have the discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares so the broker is unable to vote those uninstructed shares.  Abstentions and broker non-votes, while included for quorum purposes, will not be counted as a vote “cast” for or against any proposal, except that abstentions and broker non-votes will have, with respect to Proposal No. 2 only, the equivalent effect of a vote “Against” such proposal.

Please note that brokers may not vote your shares on the election of Directors or any other non-routine matters if you have not given your broker specific instructions as to how to vote.  Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Proposal No. 1 — Election of Directors. A director nominee must receive more votes “For” his or her election than “Against.” If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes will not be counted in the election of directors.  Brokers will not have the discretionary voting power to vote for directors on behalf of their clients whose shares are held in “street name.”

Proposal No. 2 — Approval of an Amendment to the Amended and Restated Certificate of Incorporation to Declassify the Board of Directors. Our current amended and restated certificate of incorporation provides that any amendment to Article V requires the affirmative vote of the holders of not less than 66.66% of the outstanding shares of voting stock. As the amendment described in Proposal No. 2 will modify Article V, the approval of Proposal No. 2 will require the affirmative vote of at least 66.66% of our outstanding shares of common stock. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote “Against” the proposal.  Brokers will not have discretionary voting power to vote on Proposal No. 2 for their clients whose shares are held in “street name.”

Proposal No. 3 — Ratification of Grant Thornton LLP as Evolving Systems’ Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm.  Brokers will have the discretionary voting power to vote on the ratification of Grant Thornton LLP as Evolving Systems’ independent registered public accounting firm for their clients whose shares are held in “street name.”  Abstentions will have no effect on the outcome of the vote with respect to this proposal. Because Proposal No. 3 is a routine proposal on which a broker or other nominee is generally empowered to vote, no broker non-votes will likely result from this proposal.

Recommendation of Board of Directors

The Board recommends stockholders vote FOR all proposals.  Unless you instruct otherwise on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.  Specifically, the Board’s recommendations are set forth below.  In summary, the Board recommends a vote:

•                  FOR the election of the nominated slate of directors;

•                  FOR the approval of the amendment to the Evolving Systems, Inc. Certificate of  Incorporation to declassify the Board of Directors and provide that each Board member be elected for a one-year term; and

•                  FOR the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm to audit the consolidated financial statements of Evolving Systems for our fiscal year ending December 31, 2011.

The proxy holders will vote as recommended by the Board of Directors with respect to any other matter that properly comes before the annual meeting, including any postponements or adjournments thereof. If the Board of Directors on any such matter gives no recommendation, the proxy holders will vote in their own discretion.

After you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Evolving Systems either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the annual meeting in person and request to recast your vote. Attendance at the annual meeting will not, by itself, revoke a previously granted proxy.

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

This year, a number of brokers with account holders who are Evolving Systems stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, direct your written request to Evolving Systems, Inc., Anita T. Moseley, Secretary, 9777 Pyramid Court, Suite 100, Englewood, Colorado 80112, or contact Anita T. Moseley at 303-802-1000.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board of Directors is currently divided into three (3) classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director’s successor is elected and qualified.

In the event Proposal No. 2 is approved, the Board of Directors will be declassified and thereafter each director will be elected for a one-year term.  Following the filing of the amendment with the Delaware Secretary of State, each Board member whose term extends beyond 2012 (namely, Messrs. Dupper, Oros and Ramlall) has agreed to resign and the Board of Directors will reappoint them for a term of one year.

On March 12, 2010, Stephen K. Gartside, Jr., then current Chairman of the Board, resigned from the Board and the Board of Directors appointed Mr. Dupper, who is the Company’s Chief Executive Officer and President, to serve as the Chairman of the Board.  In accordance with Article IV, Section 15, of the Company’s Bylaws, the Board also agreed to reduce the size of the Board of Directors from 9 to 8 members.  On May 20, 2010, the Board of Directors appointed Steve B. Warnecke as Lead Independent Director.

On October 21, 2010, Bruce W. Armstrong resigned from the Board of Directors and the Board agreed to reduce the size of the Board of Directors from 8 to 7 members.  On January 3, 2011, Steve B. Warnecke resigned from the Board of Directors and on January 4, 2011, Philip M. Neches resigned from the Board of Directors.  On January 5, 2011, the Board agreed to reduce the size of the Board of Directors from 7 to 5 members.

Four of our Directors (Messrs. Nicol, Oros, Spirtos and Ramlall) are independent under NASDAQ’s current listing standards. Mr. Dupper is not considered independent under NASDAQ’s current listing standards.

There are two (2) Directors, Messrs. Dupper and Oros, whose terms of office expire in 2011. The Board has nominated Messrs. Dupper and Oros for re-election.  Proxies cannot be voted for a greater number of persons than the number of nominees named. If elected at the annual meeting, each of the nominees would serve until the 2014 annual meeting (if Proposal No. 2 is not approved) or, if Proposal No. 2 is approved, following filing of the amendment to the Certificate of Incorporation with the state of Delaware, Mr. Dupper and Mr. Oros have agreed to resign and the Board will re-appoint them for a term of one year.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The persons nominated for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve.

Set forth below is biographical information for the persons nominated and each person whose term of office as a director will continue after the annual meeting.  Ages are as of April 15, 2011.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

Nominees for Election for a Three-Year Term Expiring at the 2014 Annual Meeting

(See discussion relative to Proposal No. 2 and its impact on the term of office)

Thaddeus Dupper

Thaddeus Dupper, 54, was named President of the Company on January 1, 2007, and assumed the additional position of Chief Executive Officer on April 2, 2007.  He became a member of the Board of Directors in June 2007 and was named Chairman of the Board in March 2010.  He joined the Company in February 2004 as Vice President of Sales and Business Development.  In January 2005 he was promoted to Executive Vice President of Worldwide Sales & Marketing.  Before joining Evolving Systems,

Mr. Dupper was Vice President of Sales and Marketing from October 2002 until February 2004 with Expand Beyond, a wireless software company.  Prior to that, Mr. Dupper was Vice President of International Sales for Terabeam, a Free Space Optics company, from June 2000 until September 2002.  In addition, he served as Senior Vice President of Value Added Products and Professional Services at Dun & Bradstreet, a global provider of company credit reports, from January 1998 until May of 2000. Mr. Dupper was an early member of the Teradata management team where he held a variety of sales and sales management positions from 1985 until 1997. Mr. Dupper began his career at Amdahl Corporation as a systems engineer from 1979 until 1985. Mr. Dupper received a B.S. degree in Computer Information Systems from Manhattan College.

Mr. Dupper brings to the Board extensive experience working in technology in a variety of positions at the senior management level.  His diverse business experience allows him to provide direction and leadership in corporate strategy, talent management and compensation, budgeting and sales. Moreover, Mr. Dupper’s day-to-day leadership and detailed knowledge of our business and operations provide the Board with company-specific experience and expertise.

David S. Oros

David S. Oros, 51, joined the Company’s Board of Directors in March 2008.  Since January 2006, Mr. Oros has been the managing partner of Global Domain Partners, LLC, a managed futures company that uses advanced optimization modeling as a predictive tool for worldwide markets, currencies and commodities.  From 2006 to 2010, Mr. Oros served as Chairman of the Board of NexCen Brands, Inc., a leading vertically integrated brand acquisition and management firm focused on brand management.  Mr. Oros is also Chairman of the Board of Surroundart, a full service fine arts company.  From 1996 until June 2006, Mr. Oros was the Chairman of the Board and CEO of Aether Systems, Inc., a leading provider of wireless and mobile data solutions for the transportation, fleet management and public safety industries. From 1994 until 1996, Mr. Oros was President of NexGen Technologies, L.L.C., a wireless software development company. From 1992 until 1994, he was President of the Wireless Data Group at Westinghouse Electric.  Prior to that, from 1982 until 1992 Mr. Oros was at Westinghouse Electric directing internal research and managing large programs in advanced airborne radar design and development. Mr. Oros received a B.S. in mathematics and physics from the University of Maryland, and holds a U.S. patent for a multi-function radar system. Mr. Oros currently serves on the Board of Directors of the Baltimore Symphony Orchestra and is a member of the Mayor’s Baltimore Broadband Task Force.

Mr. Oros has front-line exposure to many of the issues facing public companies, particularly on the operational, financial and corporate governance fronts, from his current role as Managing Partner of Global Domain Partners and previously having served as Chairman of NexCen Brands, CEO of Aether Systems, President of NexGen Technologies, LLC and President of the Wireless Data Group of Westinghouse Electric.  With his knowledge of the complex issues facing global companies today and his understanding of what makes businesses work effectively and efficiently, Mr. Oros is a skilled advisor.  His formal education and his experience in directing large research and development programs while at Westinghouse Electric also provides him with the background and expertise to assist the Board with technology-related issues.

Directors Continuing in Office until the 2012 Annual Meeting

David J. Nicol

David J. Nicol, 65, became a member of the Board of Directors in March 2004.  Currently a consultant in the IT services industry since December 2008, Mr. Nicol also serves on several advisory boards.  From December 2005 until December 2008, he served as Executive Vice President and Chief Financial Officer for Solutionary, a managed IT security services provider.  From 2001 to the end of 2003, he served as Senior Vice President, Product Management and Development for VeriSign Communications Services.  VeriSign provides signaling, intelligent network services and related e-commerce solutions to all service provider segments of the communications industry. Prior to its acquisition by VeriSign in 2001, Mr. Nicol held the same position at Illuminet from 1996 and its predecessor company ITN from 1994.  In those capacities, Mr. Nicol was responsible for product management, product development, application services support and business development. Prior to ITN, Mr. Nicol was Chief Operating Officer for International Micronet Systems, Inc. (1992-93), and Chief Operating Officer and Partner for iLAN, Inc (1990-92).  During 1984 through 1990, Mr. Nicol held various officer positions with United Telecom, Inc. (now Sprint Corporation), lastly serving as Corporate Vice President Planning. Mr. Nicol has been a member of the National Association of Corporate Directors (NACD) since 2004.  Mr. Nicol holds a B.Sc. from Ohio State University, an M.A. from Case Institute of Technology, and a Ph.D. from Case Western Reserve University.

With his years of managerial experience at United Telecom, ITN, Illuminet and VeriSign, Mr. Nicol brings to the Board demonstrated management ability at a senior level, as well as telecom and international experience.  In addition, Mr. Nicol has a Ph.D. in corporate finance, has taught corporate finance at the MBA level, and served as the CFO at Solutionary from 2005 to 2008.  He brings an understanding of operations and financial strategy.  Mr. Nicol is able to draw upon, among other things, his knowledge of raising capital and investor communications, having served as a member of the team that participated in Illuminet’s initial public offering and having raised significant funding for Solutionary.

John B. Spirtos

John B. Spirtos, 45, became a member of the Board of Directors in December 2009.  Since October 2010 he has been serving as interim CEO of privately-held GridPoint, Inc.  Previous to that, he served as Executive Vice President of GridPoint from June 2009. GridPoint provides smart grid solutions to producers and consumers of energy. From June 2008 until May 2009, Mr. Spirtos was Senior Vice President of Comverse Technology (Pink Sheets: CMVT), a provider of billing and messaging software to the global communications industry. Previously, from August 2004 until June 2008, Mr. Spirtos was Senior Vice President of corporate Development of NeuStar, Inc. (NYSE: NSR), a provider of clearinghouse and directory services to the communications and Internet industry.  Prior to 2004, Mr. Spirtos served as President of Corvis Corporation and its wholly owned subsidiary, Broadwing Communications, Inc. (NASD: BWNG), an integrated communications equipment and services provider.  Since July 2009, Mr. Spirtos has served on the Board of Directors and compensation committee of Primus Telecommunications, Inc. (OTCBB:PMUG), a global facilities-based services provider offering bundled data, voice and other value-added services. From August 2008 through May 2009 Mr. Spirtos served on the Board of Directors of Verint (OTCBB:VRNT) and Ulticom (OTCBB:ULTC). Mr. Spirtos currently serves on the Board of Directors of the Washington Education and Tennis Foundation, a non-profit corporation. Mr. Spirtos holds a B.S. from the University of California, a J.D. from Southwestern University and LL.M and M.B.A. degrees from Georgetown University.

Mr. Spirtos is a relatively new member of the Board of Directors, having been appointed to the Board in December 2009.  His background in investor relations, strategic planning and significant experience with mergers and acquisitions provides an important resource to our Board.  Mr. Spirtos has participated in securing over $12 billion in funding for various entities since 1996 and has completed over 70 financings and merger and acquisition transactions.  Mr. Spirtos also has extensive experience in the telecommunications and technology fields at the senior management level.  Mr. Spirtos has a law degree and is a former tax attorney who can contribute to the Board’s oversight on regulatory matters.

Director Continuing in Office until the 2013 Annual Meeting

(See discussion relative to Proposal No. 2 and its impact on the term of office)

Richard R. Ramlall

Richard R. Ramlall, 55, became a member of the Board of Directors in March 2008.  He currently serves as Senior Vice President, Corporate Development and Chief Communications Officer of Primus Telecommunications Group, Incorporated. Primus is a leading provider of advanced communication solutions, including broadband Internet, traditional and IP voice, data, mobile services, collocation, hosting, and outsourced managed services to business and residential customers in the United States, Canada, Australia, and Brazil. From March 2005 to August 2010, he served as Senior Vice President, Strategic External Affairs and Programming at RCN Corporation, a leading broadband provider of video, data, and voice services to residential, business and commercial/carrier customers.  Prior to joining RCN in March 2005, Mr. Ramlall served as Senior Managing Director and Executive Vice President of Spencer Trask Media and Communications Group, LLC (a division of New York-based venture capital firm Spencer Trask & Company) based in Reston, Virginia, from June 1999 to March 2005.  From March 1997 to June 1999, Mr. Ramlall served as Vice President and Managing Director for Strategy, Marketing and International Government Affairs for Bechtel Telecommunications. Prior to that, Mr. Ramlall was Executive Director for International Business Affairs for Bell Atlantic International and spent over 18 years at Bell Atlantic.  In 1990, Mr. Ramlall was selected to serve a one year appointment under the Presidential Exchange Executive Program of the White House.  Mr. Ramlall currently serves on the Alzheimer’s Association—National Capital Area Board of Directors and Gateway Communications Services, Inc., an advanced communications and IT solutions company.  Mr. Ramlall holds a B.S. in Business Administration and an M.G.A. (Technology Management) from the University of Maryland.

Mr. Ramlall brings to our Board more than 25 years of experience in the telecommunications industry and more than 10 years of international business experience, as well as operational experience at a senior executive level, with particular emphasis on Indian operations.  As Senior Vice President for Corporate Development and Chief Communications Officer at Primus, Mr. Ramlall is responsible for Business Development, M&A, Investor Relations, Public Relations and Regulatory Affairs, bringing valuable investor and corporate governance expertise and experience to our Board and our management team.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Board Leadership Structure

Our Chief Executive Officer also serves as our Chairman of the Board.  Our Board believes that a combined CEO/Chairman of the Board arrangement is currently the best structure for our Board as our Chief Executive Officer is most familiar with the Company’s business and industry, and most capable of effectively identifying our priorities and leading the execution of our strategy.  Our independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise.  Combining the role of Chairman and Chief Executive Officer facilitates information flow between management and the Board.

The Board previously appointed a Lead Independent Director who resigned from the Board in January 2011.  The Board is currently evaluating whether to appoint a new Lead Independent Director.

The Board’s Role in Risk Oversight

The Board as a whole actively oversees management of the Company’s risks and looks to its committees, as well as senior management, to support the Board’s oversight role.  The Company’s Compensation Committee provides information relating to the Company’s compensation plans and arrangements.  The Audit Committee assists with oversight of financial risks and the Nominating and Governance Committee focuses on risks associated with the independence of the Board of Directors and potential conflicts of interest.  While each committee is responsible for evaluating certain risks, the full Board regularly receives information through committee reports and from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, technical and strategic risks.

Meetings and Committees of the Board of Directors

Our business, property and affairs are managed under the direction of our Board of Directors and its committees. Our Board of Directors provides management oversight, helps guide the Company on strategic planning, approves the Company’s operating budgets and meets regularly in executive sessions. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

Our Board holds regularly scheduled quarterly meetings.  In addition to the quarterly meetings, typically there is at least one other regularly scheduled meeting and several special meetings each year.  At least twice a year, time is set aside for the independent directors to meet without management present.  Our Board met 12 times during fiscal year 2010. In fiscal year 2010 each director attended at least 75% of all Board meetings.

The Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Below is a table that provides membership and meeting information for each of the Board committees during 2010. In fiscal year 2010 each committee member attended at least 75% of the meetings of each applicable committee held after becoming a member of that committee.

Name *	Audit		Compensation		Nominating & Governance
Mr. Dupper
Mr. Nicol	X	**	X	**
Mr. Oros	X		X		X
Mr. Ramlall			X		X
Mr. Spirtos	X				X	**

Total meetings in fiscal year 2010	5		5		1

* Bruce W. Armstrong, who resigned on October  21, 2010, was a member of the Compensation Committee and the Nominating and Governance Committee; Philip M. Neches, who resigned on January 4, 2011, was Chairman of the Nominating and Governance Committee and a member of the Audit and Compensation Committees; Steve B. Warnecke, who resigned on January 3, 2011, was

Chairman of the Audit Committee and a member of the Nominating and Governance Committee.  Stephen K. Gartside, Jr., who resigned on March 12, 2010, was Chairman of the Board but was not a member of any committee.

**  Denotes Committee Chairman as of  January 5, 2011.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the independence requirements under the NASDAQ’s current listing standards and each member is free of any relationship that would interfere with his individual exercise of independent judgment.

The Audit Committee.  The Audit Committee assists the Board of Directors in its oversight of the integrity of the Company’s accounting, auditing, and reporting practices. The Audit Committee meets with our independent registered public accounting firm at least annually to review the results of the annual audit and discuss the financial statements. The Committee also meets with our independent registered public accounting firm quarterly to discuss the results of the accountants’ quarterly reviews as well as quarterly results and quarterly earnings releases; recommends to the Board the registered public accounting firm to be retained; and receives and considers the accountants’ comments as to internal controls and procedures in connection with audit and financial controls. The Audit Committee reviews all financial reports prior to filing with the Securities and Exchange Commission (SEC) and reviews all financial press releases prior to release. The specific responsibilities in carrying out the Audit Committee’s oversight role are set forth in the Audit Committee’s Charter, a copy of which is posted on the Company’s website, www.evolving.com, under “About Us — Corporate Governance.” The Audit Committee consists of Messrs. Nicol, Oros and Spirtos, all of whom are independent directors as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 10A(m)(3) and NASDAQ listing standards. The Board of Directors has determined that Mr. Nicol is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. For more information concerning the Audit Committee see the “Report of the Audit Committee” contained in this proxy statement.

The Compensation Committee.  The primary responsibilities of the Compensation Committee are to review and recommend to the Board the compensation of the Chief Executive Officer and our other executive officers, to review and recommend an incentive compensation plan, approve grants of stock awards to employees and consultants under our stock incentive plan and otherwise determine compensation levels and perform such other functions regarding compensation as the Board may delegate. On January 5, 2011, the Board agreed to reduce the size of the Compensation Committee from four (4) members to three (3); the Compensation Committee consists of Messrs. Nicol, Oros and Ramlall.

The Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers (the individuals listed in the Summary Compensation Table on page 21), to consider appropriate compensation for our chief executive officer (“CEO”).  For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers except our CEO.  Our CEO annually reviews each other named executive officer’s performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary, payments to be made under our incentive compensation plan and equity incentive awards for all executive officers, excluding himself.  Based in part on these recommendations from our CEO and other considerations described in the Compensation Discussion and Analysis, the Compensation Committee approves the annual compensation package of our executive officers other than our CEO.  The Compensation Committee also annually analyzes our CEO’s performance and determines his base salary and incentive compensation and stock awards, based on its assessment of his performance.  In 2010 the Compensation Committee engaged the services of Radford, an independent compensation consultant, to assist the Committee in establishing compensation levels for executive officers.

The specific responsibilities and functions of the Compensation Committee are discussed in the Compensation Committee Charter, which is posted on our website, www.evolving.com, under “About Us — Corporate Governance.”

Nominating and Governance Committee.  The primary responsibilities of the Nominating and Governance Committee (the “Nominating Committee”) are to monitor corporate governance matters, to determine the slate of Director nominees for election to the Company’s Board of Directors and to identify and recommend candidates to fill vacancies occurring on the Board of Directors.

Criteria and Diversity. In filling vacancies that occur on the Board, and nominating candidates for election, the Nominating Committee takes into account certain minimum qualifications and qualities that the Committee believes are necessary for one or more of the Company’s directors to possess. These qualifications and qualities are as follows:

•                  Experience with businesses and other organizations comparable to the Company. For example, experience in the telecommunications industry and/or experience in a software development company is desirable.

•      Experience in reviewing, and the ability to understand, financial statements.

•      Experience in the operational and corporate governance aspects of running a public company.

•                  Experience working with or overseeing management and establishing effective compensation strategies to align management with Company objectives and stockholder financial returns.

•                  The candidate’s independence from conflict or direct economic relationship with the Company. For example, individuals who are employed by one of our customers or a competitor would not be eligible for our Board.

•                  The candidate’s contacts within the telecommunications industry, and/or within the finance and investment banking industry.

•      Experience with mergers and acquisitions.

•                  The ability of the candidate to attend Board and committee meetings regularly (either in person or by telephone) and devote an appropriate amount of effort in preparation for those meetings.

•      A reputation, strength of character and business judgment befitting a director of a publicly held company.

Candidates for the Board should have some, but not necessarily all, of the above-described criteria. Although the Company has no policy regarding diversity, the Committee seeks diversity in the broadest sense, with the goal of having a Board composed of a broad diversity of experience, professions, skills, geographic representation, backgrounds and culture. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.  The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests using its diversity of experience and sound business judgment.  Nominees or potential nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The process used by the Nominating Committee for identifying and evaluating nominees for directors is as follows:

•                  Nomination of an existing Board member whose term is expiring.  Each year prior to preparation of the proxy statement for the annual meeting, the Nominating Committee meets to determine whether any Board member whose term will expire at the upcoming annual meeting desires to remain on the Board and, if so, whether such individual should be recommended for nomination. The Committee evaluates whether the individual continues to meet the then current qualifications and qualities established by the Committee for Board membership, as well as the contributions made by the individual during his or her tenure on the Board. The Committee, among other things, takes into consideration the individual’s attendance at Board and committee meetings and his or her participation in, and preparation for, such meetings. In the event the Committee determines that it is in the Company’s best interest to nominate an existing Board member whose term is expiring for re-election, the Committee will adopt a formal recommendation for consideration and adoption by the full Board of Directors, which, if adopted by the Board of Directors, will be contained in the proxy statement.

•                  Consideration of candidates proposed by stockholders.  The Nominating Committee will consider candidates for the Board proposed by stockholders. Stockholders wishing to nominate a candidate for consideration by the Committee may do so by writing to the Company’s Secretary and providing the candidate’s name, biographical data and qualifications. The Committee will consider the candidate for nomination in the same manner as described below, “Consideration of new candidates for the Board.” A stockholder proposal for inclusion in the proxy statement (and received in accordance with the procedures described in our Bylaws and our previous year’s proxy statement) will be included in the proxy statement in accordance with SEC regulations.

•                  Consideration of new candidates for the Board.  The Nominating Committee will consider new candidates for the Board to fill vacancies that occur on the Board. Recommendations for candidates may be submitted to the Committee through the Company’s Secretary. The Secretary will forward names and qualifications of proposed candidates to the Committee members. The Committee will review the materials to determine whether the candidate appears to meet the qualifications and qualities established by the Committee for Board membership. If the candidate appears to be qualified, the Committee will conduct an interview of the candidate, which may include interviews with management as well as other members of the Board. The Committee may recommend a candidate for membership on the Board, subject to final approval of a majority of the Board of Directors, and the results of a background investigation and reference check of the candidate.

The specific responsibilities and functions of the Nominating Committee are set forth in the Nominating Committee Charter. The Committee’s charter is posted on our website, www.evolving.com, under “About Us — Corporate Governance.” The current members of the Nominating Committee are Messrs. Oros, Ramlall and Spirtos.

DIRECTOR COMPENSATION

The 2010 compensation plan for non-employee members of the Board of Directors and the committees of the Board is described in the table below.  Annual compensation is pro-rated to dates of appointment and termination.

	Annual retainer (payable in quarterly increments)	Additional annual cash compensation for non-employee Chairperson*
Board of Directors	$20,000	$10,000
Audit Committee	$0	$5,000

*      In January 2011, the Board agreed to pay $5,000 additional annual cash compensation to the Chairperson of the Compensation Committee.

In addition, we grant non-employee Directors stock options upon joining the Board of Directors (currently, an option to purchase 15,000 shares vesting one-third on the one-year anniversary date of appointment with the balance vesting quarterly over a two-year period) and annually thereafter (typically, an option to purchase between 2,500-5,000 shares), vesting quarterly over a one-year period, with annual grants being made on, or shortly thereafter, the date of the annual stockholders’ meeting to Board members who have served at least 6 months.  Options are priced at the closing price for the Company’s stock on the date of the grant.  Occasionally, options may be approved for a grant date that is a few days later for administrative reasons, for example, to allow sufficient time to prepare grant documents and SEC Form 4 filings.  In December or January each year we typically grant non-employee Directors 2,500 shares of restricted stock, vesting quarterly over a one-year period.  We expect to continue awarding stock options and restricted stock awards to our non-employee Directors consistent with prior practices.

We do not provide any deferred compensation, health or other personal benefits to our Directors.  We reimburse each Director for reasonable out-of-pocket expenses incurred to attend Board and Committee meetings.

2010 Director Compensation Table

The table below summarizes the compensation earned by non-employee Directors for the fiscal year ended December 31, 2010.

(a) Name (1)	(b) Fees Paid in Cash ($)	(c) Stock Awards ($)(4)		(d) Option Awards ($)(5)		(e) All Other Compensation ($)	(f) Total ($)
Bruce W. Armstrong (2)	$16,108	$11,550	(6)	$3,255	(7)	—	$30,913
Stephen K. Gartside, Jr. (3)	$13,805	$7,700		—		$7,000	$28,505
Philip M. Neches	$20,000	$15,400		$13,021		—	$48,421
David J. Nicol	$20,000	$15,400		$13,021		—	$48,421
David S. Oros	$20,000	$15,400		$13,021		—	$48,421
Richard R. Ramlall	$20,000	$15,400		$13,021		—	$48,421
John B. Spirtos	$20,000	—		$13,021		—	$33,021
Steve B. Warnecke	$25,000	$15,400		$13,021		—	$53,421

(1)  See the Summary Compensation Table on page 21 for information on compensation earned by Mr. Dupper during fiscal year 2010.

(2)  Includes compensation for Mr. Armstrong through October 21, 2010, the date of his resignation.

(3)  Includes compensation for Mr. Gartside through March 12, 2010, the date of his resignation.  He was also paid $7,000 in 2010 from fees earned under a 2010 consulting agreement with the Company.

(4)  The amounts in column (c) relate to restricted stock granted under the Company’s 2007 Stock Incentive Plan.  Messrs. Armstrong, Neches, Nicol, Oros, Ramlall and Warnecke each received 2,500 shares of restricted stock, vesting quarterly over a one year period.  Mr. Gartside received 1,250 shares of restricted stock, vesting in two quarterly increments.  Mr. Spirtos was not eligible for an award since he had not served on the Board for six months.  See 2010 Grants of Plan-Based Awards table on page 23 for information concerning Mr. Dupper.  The closing price for the Company’s shares on the date of grant, January 7, 2010, was $6.16 per share.  The amounts reflect the grant date fair value of each restricted stock award granted in 2010, computed in accordance with FASB Statement of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, Compensation-Stock Compensation.  There were no outstanding (unvested) restricted stock awards to Board members as of December 31, 2010, except for awards made to Mr. Dupper.  See 2010 Grants of Plan-Based Awards table on page 23 for information concerning Mr. Dupper.

(5)  Each non-employee member of the Board of Directors was granted an option to purchase 3,500 shares on June 23, 2010, which vests quarterly over a one-year period.  The amount in this column reflects the grant date fair value of stock options granted in 2010, computed in accordance with FASB Statement of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, Compensation-Stock Compensation.  As of December 31, 2010, each Director named above held outstanding options to purchase the following number of shares:  Bruce W. Armstrong: 0; Stephen K. Gartside, Jr.:  49,999; Philip M. Neches:  53,500; David J. Nicol:  63,500; David S. Oros:  23,500; Richard R. Ramlall:  23,500; John B. Spirtos: 18,500; and Steve B. Warnecke:  95,167.

(6)  Mr. Armstrong forfeited 625 unvested shares of restricted stock upon his resignation on October 21, 2010.

(7)  Mr. Armstrong forfeited 2,625 unvested stock options upon his resignation on October 21, 2010.

Information Regarding Stockholder Communication with the Board of Directors; Attendance of Board Members at the Annual Meeting

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, at the following address:  Corporate Secretary, Evolving Systems, Inc., 9777 Pyramid Ct., Suite 100, Englewood, CO 80112 Attn: Board of Directors.  Our Secretary will process communications before forwarding them to the addressee.  Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.

We encourage, but do not require, Board members to attend our Annual Meeting of Stockholders.  One member of the Board attended the 2010 Annual Stockholders’ Meeting.

Statement on Corporate Governance

We regularly monitor developments in the area of corporate governance by reviewing federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC and NASDAQ. In response to those developments, we review our processes and procedures and implement corporate governance practices which we believe are in the best interests of the Company and its stockholders. Among other things, we have established a Disclosure Committee, comprised of executives and senior managers who are actively involved in the disclosure process, to specify, coordinate and oversee the review procedures that we use each quarter, including at fiscal year end, to prepare our periodic SEC reports.

The Board has approved a set of corporate governance guidelines to promote the functioning of the Board and its Committees and to set forth a common set of expectations as to how the Board should perform its functions. Our Corporate Governance Guidelines are posted on the Company’s website under “About Us — Corporate Governance.”  On an annual basis, each Director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.  The Board also evaluates its performance annually.

The Board has also approved a Code of Business Conduct and a Code of Ethics for Finance Employees (collectively, the “Code of Conduct”), posted on our website, www.evolving.com, under “About Us — Corporate Governance.”  We require all employees and Directors to adhere to the Code of Conduct in discharging their Company-related activities. Employees and Directors are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct.  We intend to disclose on our website, or on a Current Report on Form 8-K, any amendments to or waivers of the Code applicable to those of our senior officers to whom the Code applies within four business days following the date of such amendment or waiver.  We have also established a confidential hotline to answer employees’ ethics questions and report ethical concerns.  In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures to receive, retain and treat complaints we receive regarding accounting, internal accounting controls of auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters.

Policies and Procedures for Approval of Related Person Transactions

We may encounter business arrangements or transactions with businesses and other organizations in which one of our directors or executive officers or their immediate families may also be a director, executive officer or investor or have some other direct or indirect material interest.  We refer to these transactions as related person transactions.  Related person transactions have the potential to create actual or perceived conflicts of interest between Evolving Systems and its directors and officers or their immediate family members.

In March 2007, the Board formally adopted a policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which (1) the Company is a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K.  The Nominating and Governance Committee, with assistance from the Company’s General Counsel, is responsible for reviewing, approving and/or ratifying any related person transaction. The Nominating and Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders.  Transactions below the threshold level may be approved by the Compensation Committee.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT

TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO ELIMINATE THE CLASSIFIED BOARD STRUCTURE

AND

PROVIDE FOR ANNUAL ELECTION OF ALL DIRECTORS

We are seeking stockholder approval of an amendment to the Evolving Systems, Inc. Amended and Restated Certificate of Incorporation to declassify the Board and provide for the annual election of all directors.

Current Classified Board Structure.  Article V(A)(2) of our current Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), and Article IV, Section 17 of our current Amended and Restated Bylaws, as amended (“Bylaws”), divide the company’s directors into three classes, with members of each class serving three-year terms of office. Consequently, at any given annual meeting of stockholders, the stockholders have the ability to elect only one class of directors, constituting roughly one-third of the entire Board.

Proposed Declassification of the Board.  On February 9, 2011 the Board of Directors voted to approve, and to recommend that the stockholders approve at the Annual Meeting, an amendment to the Certificate of Incorporation that would eliminate the Board’s classified structure and provide for the annual election of all Directors. If stockholders approve the proposed amendment, then the declassified Board structure would be implemented as follows:

•                  The class of Directors elected at this annual meeting will be elected for a three-year term.

•                  Following the Annual Meeting we will file the approved Amendment in the form of Appendix A attached hereto with the Delaware Secretary of State.

•                  Directors whose terms are scheduled to expire at the 2013 and 2014 annual meetings will resign.

•                  The remaining Board of Directors will re-appoint the resigning Directors for one-year terms of office which expire at the 2012 Annual Meeting.  Thus, beginning with the 2012 annual meeting of stockholders, the entire Board will be elected annually.

•                  The Board of Directors will approve an amendment to Article IV, Section 17 of the Bylaws to eliminate the Board’s classified structure, in the form of Appendix B attached hereto.

If the stockholders do not approve the amendment, then the Director nominees will be elected to three-year terms to serve until the 2014 annual meeting of stockholders and the steps described above will not occur.

Rationale for Declassification. The Board of Directors heard some of our stockholders’ support requesting that the Board of Directors declassify the Board so that stockholders elect directors annually.  Additionally, the Board is committed to good corporate governance. Accordingly, in determining whether to propose declassification as described above, the Board carefully reviewed the various arguments for and against a classified Board structure.

The Board recognizes that a classified structure may offer several advantages, such as promoting Board continuity and stability, encouraging directors to take a long-term perspective, reducing a company’s vulnerability to coercive takeover tactics and ensuring that a majority of the Board will always have prior experience with the Company. The Board also recognizes, however, that a classified structure may appear to reduce directors’ accountability to stockholders, since such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote.

In view of the considerations described above, the Board of Directors has unanimously determined that it is in the best interests of the company and its stockholders to eliminate the classified Board structure as proposed.

Text and Legal Effectiveness of Proposed Amendment. Approval of this proposal will cause Article V(A)(2) of the Certificate of Incorporation to be amended and restated in its entirety. A copy of Article V(A)(2) as it is proposed to be amended and restated is attached to this proxy statement as Appendix A.

Under Delaware law, if the stockholders approve the amendment, the amendment will not become legally effective until the company files a certificate of amendment with the Delaware Secretary of State, which we intend to do on the first business day after the date of the Annual Meeting, which is June 17, 2011.

Vote Requirement.  Our Certificate of Incorporation provides that any amendment to Article V requires the affirmative vote of the holders of not less than 66.66% of the outstanding shares of voting stock. As the proposed amendment will modify Article V,  the approval will require the affirmative vote of at least 66.66% of our outstanding shares of common stock on April 19, 2011.

For purposes of determining the vote regarding this proposal, abstentions and broker non-votes will have the effect of a vote “against” the proposal.  Proxies solicited by the Board will be voted “FOR” approval of the amendment unless a shareholder specifies otherwise.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE EVOLVING SYSTEMS, INC. CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD STRUCTURE.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders present at the meeting.

Stockholder ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Required Vote and Recommendation of Board of Directors

The ratification of Grant Thornton LLP as Evolving Systems’ independent registered public accounting firm is a routine matter for brokers that hold their clients’ shares in “street name.” The affirmative vote of a majority of the shares of our common stock, present or represented and voting at the annual meeting, will be required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm. Abstentions will have no effect on the outcome of the vote with respect to this proposal. Because this is a routine proposal on which a broker or other nominee is generally empowered to vote, no broker non-votes will likely result from this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3,
RATIFICATION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

Fees Billed by Independent Registered Public Accounting Firm

The following table sets forth information regarding fees for services rendered by Grant Thornton LLP related to the fiscal years ended December 31, 2010 and December 31, 2009:

Types of Fees	Fees for 2010		Fees for 2009
Audit Fees	$259,905	(1)	$362,989	(1)
Tax Fees	$56,103		$31,069
Total Fees	$316,008		$394,058

(1) Includes fees for statutory audits of our UK and Indian subsidiaries.

Audit Fees were for professional services for the audit of the consolidated financial statements and other fees for services that only our independent registered public accounting firm can perform, such as the review of our interim consolidated financial statements included in our Form 10-Q filings, consents and assistance with and review of documents filed with the SEC.

Tax Fees were for services related to certain tax compliance at our foreign subsidiaries and transfer pricing at our Indian subsidiary, including the preparation of tax returns, tax planning and advice.

The Audit Committee has considered the nature of all non-audit services and believes that such services are compatible with maintaining the independent registered public accounting firm’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has established a process for review and approval of fees and services of the independent registered public accounting firm. Requests to the Audit Committee for approval of fees and services for the independent registered public accounting firm are made in writing or via e-mail by our Chief Financial & Administrative Officer. The request must be specific as to the particular services to be provided, but may be either for specific services or a type of service for predictable or recurring services. The Chairman of the Audit Committee reviews the request and provides a response, in writing or via e-mail, to our Chief Financial & Administrative Officer, and approved requests are subsequently ratified by the Committee as a whole. All of the services provided by the independent registered public accounting firm in 2010 and 2009 were pre-approved by the Audit Committee.

The Audit Committee, with the ratification of the stockholders, engaged Grant Thornton LLP to perform an annual audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2010. Our Audit Committee entered into an engagement agreement with Grant Thornton LLP which sets forth the terms by which Grant Thornton LLP performed audit services for the Company.  That agreement is subject to alternative dispute resolution procedures.

MANAGEMENT

As of April 19, 2011, the Company’s executive officers are as follows:

Name	Age	Position
Thaddeus Dupper	54	Chief Executive Officer and President
Brian R. Ervine	49	Executive Vice President, Chief Financial & Administrative Officer, Treasurer and Assistant Secretary
Anita T. Moseley	59	Sr. Vice President, General Counsel and Secretary
Stuart Cochran	41	Chief Technology Officer
James King	38	Vice President, Worldwide Sales and Marketing

Thaddeus Dupper.  For biographical information on Mr. Dupper, please see Proposal No. 1, “Election of Directors.”

Brian R. Ervine joined the Company in January 2002 as Senior Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary. In January 2005 he was promoted to the position of Executive Vice President, Chief Financial and Administrative Officer. He came to the Company from Brain Ranger, a content management software developer, where he was Chief Financial Officer and responsible for all financial and business planning activities and day-to-day operations from February 2001 to January 2002. Prior to Brain Ranger, Mr. Ervine was Executive Vice President, Chief Financial Officer and Treasurer for Convergent Communications, a provider of voice communication systems, and managed the finance and treasury operations from December 1999 to December 2000. He joined Convergent Communications from Metapath Software International, a global provider of enterprise-wide wireless software and services, where he was Vice President of Finance and managed the worldwide financial operations in 9 countries from December 1995 to December 1999. Previous to then, Mr. Ervine was Vice President and Chief Financial Officer of PC ServiceSource, Inc., Assistant Controller for CompuCom Systems, Inc. and Audit Senior Manager at KPMG Peat Marwick, LLP. Mr. Ervine received a B.B.A. in Accounting from the University of Texas at Austin (1984) and is a Certified Public Accountant.

Anita T. Moseley joined the Company in May 1994 as corporate counsel of the Company and held that position until June 1997 when she assumed the positions of Vice President, General Counsel and Secretary of the Company.  In June 2000 she was promoted to Senior Vice President. Between September 1991 and May 1994, she held counsel positions with the Federal Deposit Insurance Corporation and the Resolution Trust Corporation. Prior to that time, Ms. Moseley was a partner in the Salt Lake City law firm of Prince, Yeates and Geldzahler. Ms. Moseley holds a B.A. degree in Political Science (Phi Beta Kappa, Summa Cum Laude) from Syracuse University and a J.D. from the University of Utah.

Stuart Cochran joined the Company as a Vice President of the Activation Market Unit in November 2004 when the Company acquired Tertio Telecoms Limited (now known as Evolving Systems Limited).  In April 2005, he also assumed responsibility for the Company’s Mediation Market Unit. In July 2005, he became an executive officer of the Company and in September 2007, he was named Chief Technology Officer. Mr. Cochran joined Tertio Telecoms in August 1994 and held a number of technical, pre-sales and product management positions until July 2000 when he was appointed Director of Product Strategy and Management, reporting to the company’s chief executive officer and sitting on the management team. In January 2003, Mr. Cochran became the Director of Product Management, Development and Marketing, a position he held at the time of the Tertio Telecoms acquisition. Mr. Cochran has an MSc degree in Computing and Computer Modeling of Optoelectronic Devices and Systems and a BSc (Honours) degree in Theoretical Physics.

James King joined the Company in March 2007 as Vice President, Worldwide Sales and Marketing.  He became an executive officer of the Company in March 2008.  He came to the Company from SmartTrust, a market leader in mobile device and OTA SIM management, where he was the General Manager for Europe, the Middle East and Africa from December 2003 to March 2007 and was responsible for all aspects of sales, delivery and strategy across more than 40 countries and 50 mobile carrier customers.  From July 2001 to October 2003 Mr. King was a global accounts director for the mobile location-based services division of MapInfo Corporation. Prior to that time, Mr. King held positions with Eqos Ltd. and Toshiba’s Information Systems Division.  Mr. King holds a BSc (Honours) in Surveying Science from the University of Newcastle upon Tyne and has a postgraduate qualification in marketing undertaken at Nottingham Business School.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Objectives and Practice

We designed the compensation program for our named executive officers to:

•                  Attract and retain talented and productive executives;

•                  Provide executives with competitive, but above-average, compensation that maintains a balance between cash and stock compensation, encouraging our executive officers to act as owners with an equity stake in our company;

•                  Align the interests of executive officers with our stockholders by tying a significant portion of total compensation to achievement of the Company’s business goals such as quarterly and annual revenue and Adjusted EBITDA targets, and targets for our new products;

•                  Enhance retention by having equity compensation subject to multi-year vesting; and

•      Not encourage unnecessary and excessive risk taking.

The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of other software companies.

Elements of Executive Compensation

Our compensation for senior executive officers generally consists of the following elements: base salary, performance-based incentive compensation determined primarily by reference to objective financial operating criteria, long-term equity compensation in the form of stock options and restricted stock and employee benefits that are generally available to all our employees, plus additional life and disability insurance benefits.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.  It is our policy to set base salary levels competitively with corporations in the software industry, taking into account a number of factors, such as annual revenue, the nature of the software businesses, the structure of other companies’ compensation programs and the availability of compensation information. When setting base salary levels, in a manner consistent with the objectives outlined above, the Compensation Committee considers competitive market conditions for executive compensation, our performance, the individual’s breadth of knowledge, performance and levels of responsibility. In determining salaries for 2010, the Compensation Committee did not engage compensation consultants, or benchmark salaries against a particular peer group, but relied upon previous information obtained for 2008 when the Compensation Committee purchased a comprehensive software industry executive compensation survey covering 104 companies in the software industry prepared by Presidio Pay Advisors, Inc.  In mid-2010, the Compensation Committee engaged Radford, an independent Aon Hewitt consulting firm, to assist it in assessing the competitive position of our executive compensation program and making decisions about individual compensation elements.   Radford is directly accountable to the Compensation Committee. To maintain the independence of the firm’s advice, Radford does not provide any services for the Company other than those described below. Radford assisted the Compensation Committee in selecting a peer group of companies, including software companies, that employ work forces with skill sets and professional backgrounds similar to those of our work force, have a global presence, and are generally comparable in terms of annual revenue and market capitalization.

The following table identifies the companies in the peer group when we conducted our compensation analysis planning in spring 2010.

8x8, Inc.	Accelerys, Inc.	ActiveIdentity Corporation	Actuate Corporation	American Software, Inc.	Bitstream, Inc.	Broadvision, Inc.	Callidus Software, Inc.

GSE Systems, Inc.	Guidance Software, Inc.	Mejesco Entertainment Company	Mediware Information Systems, Inc.	PDF Solutions, Inc.	Pervasive Software, Inc.	Phoenix Technologies, Inc.	PROS Holdings, Inc.

Saba Software, Inc.	Scientific Learning Corp.	Soundbite Communications, Inc.	Unica Corporation	Versant Corporation	XATA Corporation	Zix Corporation

In general, the study found that the Company’s overall executive compensation was in the range with its peer group, although results of the study indicated that base salaries and equity compensation of several of the executives were below averages of the peer group of companies.  The Compensation Committee elected not to make changes to the current executive compensation plan, including base salary amounts, in light of general economic conditions and no quantitative changes were made in 2010 or to-date for 2011.

Quarterly and Annual Performance-Based Incentive Compensation

Our performance-based incentive compensation program is designed to motivate executives to work effectively to achieve our financial performance goals and to reward them when those goals are achieved. Executives have the opportunity to earn quarterly and annual cash compensation equal to a percentage of their base salary. In 2010, on an annual basis, the potential incentive compensation percentages ranged from 25% of the executive’s base salary to 75% (as specifically noted in the “Grants of Plan Based

Awards” table below), payable in five increments based upon quarterly and annual revenue and Adjusted EBITDA targets and an annual bookings target for new products.  Quarterly incentive compensation was capped at 100% of the quarterly target; there was an opportunity to receive more than 100% of the targeted incentive compensation if certain “stretch” Company annual performance targets were attained - specifically, up to 150% for exceeding the annual revenue target by 10%; up to 200% for exceeding the product booking target by 25%; and up to 200% for exceeding the Adjusted EBITDA target by 15%.  These Company performance targets also served as the basis for incentive compensation paid to non-executive officers, and certain managers and non-commissioned employees, to assure that all employees are motivated toward the same corporate financial goals.

Each year the Compensation Committee determines the appropriate performance measurement criteria that it believes best aligns executive compensation with the Company’s business goals for the year.  For fiscal 2010, to focus executive and non-executive employees on revenue growth, the Compensation Committee determined that 50% of the incentive compensation should be based upon achieving revenue targets, 10 % tied to the sale of new products, and 40% tied to profitability, using quarterly and annual earnings targets before interest, taxes, depreciation, amortization, impairment, stock compensation and gain/loss on foreign exchange transactions — what we refer to as “Adjusted EBITDA.”

For 2010, we achieved the following percentages of the targets established by our Compensation Committee:

First Quarter Revenue:  75%; Adjusted EBITDA:  100%

Second Quarter Revenue: 60%; Adjusted EBITDA: 100%

Third Quarter Revenue: 0%; Adjusted EBITDA: 95%

Fourth Quarter Revenue: 0%; Adjusted EBITDA: 0%

Annual Revenue: 13.5%; Adjusted EBITDA: 34%; New Product Bookings: 0%

2010 Year Achievement:  47.5%

In general, we set targeted levels of performance at the threshold range at a difficult, but attainable, level, with performance required to qualify for payouts above the target range as being extremely difficult to achieve.  See footnote (3) to our “Summary Compensation Table” for additional information regarding percentage of target levels achieved for 2008 and 2009.

The Compensation Committee’s policy with respect to the adjustment or recovery of compensation in the event of a material change in our financial statements requiring an accounting restatement is to retain discretion over all pay elements and reserve the right to reduce or forego future compensation based on any required restatement or adjustment.  The Compensation Committee intends to review its policies with respect to such adjustment or recovery of compensation on an ongoing basis as part of its annual review.

Long-Term Incentive Compensation — Equity Compensation

Historically, our executive officers have been eligible for stock awards.  We believe that stock awards give executives a significant, long-term interest in our success, help retain key executives in a competitive market, and align executive interests with stockholder interests and long-term performance of the Company.

In 1996 we adopted our Stock Option Plan (“1996 Plan”) in order to provide equity based performance incentives to our employees.  Our 1996 Plan expired in January 2006 and no additional grants can be made under that plan.  In June 2007 our stockholders approved our 2007 Stock Incentive Plan (“2007 Plan”) and in 2010 our stockholders authorized an additional 250,000 shares for issuance under the 2007 Plan, bringing the total amount authorized for issuance under the 2007 Plan to 1,250,000 shares.  The Compensation Committee believes that having a stock incentive plan assists us in attracting, retaining and motivating officers and other employees, as well as qualified directors. Under the 1996 Plan, we granted only stock options; under our 2007 Plan, we have granted options as well as restricted stock. Grants are designed to align the interests of the participants with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, the long-term vesting schedule (which is generally four years for employees and one year for non-employee directors) encourages a long-term commitment to the Company by our executive officers and other awardees. The size of the equity grant is set at a level that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, but we also take into account the individual’s potential for future responsibility and promotion over the vesting period, and the individual’s performance in recent periods.  Each year the Compensation Committee reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon past performance, as well as anticipated future performance, of the executive officer.  The Compensation Committee continues to believe that equity compensation should be an important element of the Company’s compensation package.

Typically, we have awarded options to executives upon joining the Company and thereafter annual grants have been made in December or January in conjunction with annual compensation reviews.  On occasion, we also make grants upon the occurrence of an event, such as the acquisition of Tertio Telecoms Limited in 2004.  Generally, options are priced at the closing price of the Company’s common stock on the date of each grant, or, in the case of new employees, such later date as the employee joins the Company.  Occasionally, for administrative reasons, options may be approved with a grant date that is a few days later to allow Company personnel to prepare necessary documentation, in particular, SEC filings on Forms 4.  Since 2007, we also have granted restricted stock to members of the Board of Directors, executive officers, and a limited number of non-executive officers.

The majority of the options granted vest quarterly at a rate of 25% per year over the first four years of a ten-year option term. Restricted stock awards also vest quarterly over a four-year period. Vesting ceases upon termination of employment, and exercise rights generally terminate within three or six months following termination of employment, subject to longer exercise periods in the case of disability or death and certain changes of control. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to the option, including voting rights and the right to receive dividends or dividend equivalents. Recipients of restricted stock, on the other hand, have voting rights and the rights to receive dividends or dividend equivalents during the vesting period.

We do not have a formal written policy relating to the timing of option grants and we do not limit option grants to any trading windows.  However, there is no relationship between the timing of our equity award grants and our release of material, non-public information. The options are granted with an exercise price equal to the closing price for the Company’s stock on the date of grant. Effective June of 2010, all other equity awards are made by unanimous approval of the Compensation Committee.

We do not require that our executive officers or directors own stock in the Company; however, each executive officer and  director owns stock in varying amounts.

Retirement and Other Benefits

All employees in the United States who are at least twenty-one years of age and who have worked for the Company for a period of thirty (30) days are eligible to participate in the Company’s 401(k) plan.  This plan is intended to be a tax-qualified retirement savings plan to which eligible U.S.-based employees, including the named executive officers, are able to contribute an amount equal to their annual compensation or the limits prescribed by the Internal Revenue Service.  All employee contributions to the 401(k) plan are fully vested upon contribution.  The Company matches contributions on a discretionary basis, depending upon availability of funds.  Historically, the annual matching contribution has been 2% to 3% of the employee’s eligible compensation. Company matching contributions vest over a three-year period.

Employees of the Company’s subsidiaries outside of the United States are eligible for separate retirement benefits in accordance with local law. Two of the Company’s named executive officers, Mr. Cochran and Mr. King, are employees of the Company’s London-based subsidiary and participate in its retirement plan. This plan is a defined contribution plan, similar to the U.S. 401(k) plan.  The Company makes a mandatory five percent (5%) matching contribution to this plan annually. Matching contributions are fully vested when made.

Stock Purchase Plan

The Company maintains an employee stock purchase plan (the “Purchase Plan”).  Generally, any employee, including each named executive officer, who is customarily employed at least 20 hours per week and five (5) months per calendar year by the Company (or by any parent or subsidiary of the Company) on the first day of an offering is eligible to participate. Offerings occur quarterly.

No employee may accrue the right to purchase more than 10,000 shares in any offering period or more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) in any calendar year.  Employees who own 5% or more of the Company’s common stock may not participate in the Purchase Plan.  Rights granted under the Purchase Plan are not transferable and may be exercised only by the employee to whom such rights are granted.

Employees are eligible to participate in the first offering commencing after the date they are employed by the Company or an affiliate of the Company.  Subject to the limitations described above, employees who participate in an offering may have up to 15% of their compensation withheld pursuant to the Purchase Plan and applied at the end of each offering period to the purchase of shares of common stock. The price of common stock purchased under the Purchase Plan is equal to 85% of the lower of the fair market value of the common stock on the commencement date of each offering period or the purchase date. Employees may end their participation in the offering at any time prior to the end of the offering and participation ends automatically upon termination of employment with the Company.

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Internal Revenue Code. For U.S.-based employees, no income will be taxable to a participant until disposition of the acquired shares, or until the participant’s death while holding the acquired shares, and the amount of taxation will depend upon the holding period of the acquired shares. Employees located outside of the United States may be subject to different tax treatment based upon local tax laws.

Life Insurance and Disability Insurance

The Company provides executive officers with $300,000 in life insurance coverage over and above what is provided to non-executive employees under Company-sponsored life insurance benefits.  The Company pays the premiums on these policies, but the amount of premiums attributable to coverage greater than $50,000 is taxable to U.S.-based executives.

For U.S.-based executives, the Company also makes available additional long-term disability benefits over and above what is provided to non-executive employees.  The regular benefit for U.S.-based employees provides a benefit at the rate of 66-2/3% of an employee’s base pay, with a monthly benefit cap of $5,667.  The additional-long term disability benefit provides the lesser of $6,000 a month or the difference between 66-2/3% of an executive officer’s monthly base salary and the benefit provided under the regular benefit.  (For example, if an executive’s monthly base salary is $15,000, the additional long-term disability benefit will provide $4,334, the difference between the regular benefit ($5,667) and 66-2/3% of his or her base salary.)  This additional benefit is payable until age 65.  The executive is responsible for paying the premiums on this policy, but if he or she elects this benefit, the Company reimburses the executive for the amount of the premiums and the taxes attributable to those premiums (“tax gross-up”).

Perquisites and Other Personal Benefits

Our U.K.-based executive officers receive car allowances, and we allow our executive officers to upgrade to business class on certain international flights for business purposes.  Except for these benefits, and as noted above relating to life and disability insurance benefits, we do not provide additional perquisites and other personal benefits to our executive officers.

Indemnification Agreements

We have entered into an indemnification agreement with each of our named executive officers and members of our Board of Directors.  Information regarding those agreements is provided under the heading “Certain Relationships and Related Transactions” on page 36.

Employment and Severance Agreements

The executive officers each have severance provisions in their compensation agreements providing for payments to the executive upon termination of employment, subject to certain limitations.  Information regarding potential payments and benefits under such agreements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change of Control” on page 26.  All U.S.-based executive officers are employed “at-will” and do not have employment contracts, although the Company has entered into compensation agreements with each of the named executive officers describing compensation and certain provisions that apply in the case of termination of employment.  Consistent with local practice, the Company’s London-based subsidiary has entered into employment contracts with Mr. Cochran and Mr. King, as described under the heading “Compensation Agreements” on page 25.

Change of Control Agreements

We have entered into a Change of Control Agreement with each of our named executive officers.  In our experience, change of control agreements for executive officers are common among our peer group and our Board of Directors and Compensation Committee believe that providing these agreements to our named executive officers will protect stockholders’ interests in the event of a change of control by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transaction may jeopardize the executive’s own employment. Information regarding potential payments and benefits under such agreements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change of Control” on page 26.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

Section 162(m) of the Internal Revenue Code (the “Code”) generally limits the Company deduction for federal income tax purposes to no more than $1 million of compensation paid to each of the named executive officers in a taxable year.  Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee intends to continue to evaluate the effect of Section 162(m) of the Code in the future to the extent consistent with the best interests of the Company.

Compensation of Chief Executive Officer

In 2010, Mr. Dupper’s base salary was $260,000 and his potential incentive compensation percentage was 75% of his base salary because the Committee believes that a large percentage of the Chief Executive Officer’s compensation should be based upon achievement of the Company’s performance targets.  He received restricted stock and option awards as reflected in the “Grants of Plan Based Awards” table on page 23.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

David J. Nicol, Chairman

David S. Oros

Richard R. Ramlall

COMPENSATION RISK ASSESSMENT

The Compensation Committee has discussed the concept of risk as it relates to our compensation programs and the Committee does not believe our compensation programs encourage excessive or inappropriate risk taking.  We structure our pay to consist of fixed and variable compensation and the variable portions (cash and equity) are designed to reward both short- and long-term corporate performance.  Our employees are encouraged to take a balanced approach that focuses on revenue, profitability and our new products and our targets are applicable to our executives and employees alike, thus encouraging consistent behavior across the organization.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Nicol, Armstrong, Oros and Ramlall served as members of the Compensation Committee of the Board of Directors during fiscal 2010.  Mr. Armstrong resigned from the Board on October 21, 2010.  Mr. Nicol became a member of the Compensation Committee in March 2004, and Messrs. Oros and Ramlall became members of the Compensation Committee in April 2010.  None of the members of the Compensation Committee were, at any time during fiscal 2010, nor at any other time, officers or employees of the Company.  No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

2010 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008.

(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Stock Awards ($) (1)	(e) Option Awards ($) (2)	(f) Non-Equity Incentive Plan Compensation ($) (3)	(g) All Other Compensation ($) (4)	(h) Total ($)

Thaddeus Dupper	2010	$260,000	$61,600	$215,950	$92,625	$12,244	$642,419
President and Chief	2009	$260,000	—	—	$172,224	$11,794	$444,018
Executive Officer	2008	$260,000	$15,600	$60,592	$153,132	$11,680	$501,004

Brian R. Ervine	2010	$260,000	$30,800	$52,178	$74,100	$12,713	$429,791
Executive Vice President, Chief	2009	$260,000	—	—	$137,779	$12,263	$410,042
Financial & Administrative	2008	$260,000	$7,800	$15,148	$122,506	$12,114	$417,568
Officer, Treasurer

Anita T. Moseley	2010	$239,200	$21,560	$28,647	$56,810	$13,333	$359,550
Sr. Vice President, General	2009	$239,200	—	—	$105,631	$12,883	$357,714
Counsel, Secretary	2008	$239,200	$5,850	$12,394	$93,921	$12,790	$364,155

Stuart Cochran	2010	$185,925	$30,800	$52,178	$44,158	$22,492	$335,553
Chief Technology	2009	$191,431	—	—	$84,536	$23,158	$299,125
Officer (5)	2008	$175,720	$5,850	$12,394	$68,906	$21,258	$284,128

James King	2010	$185,616	$15,400	$28,647	$22,068	$108,173	$359,904
Vice President, Worldwide	2009	$191,112	—	—	$42,198	$169,474	$402,784
Sales & Marketing (6)	2008	$175,428	$3,900	$5,509	$34,396	$185,715	$404,948

(1)  The amounts in column (d) reflect the grant date fair value of restricted stock awards granted under the Company’s 2007 Stock Incentive Plan during fiscal years 2010 and 2008, computed in accordance with FASB ASC Topic 718.  There were no stock awards made in 2009, with awards normally made in December 2009 being made in January 2010.  For further information on these awards, see the Grants of Plan-Based Awards table on page 23 of this proxy statement and Note 7, “Share Based Compensation” of our consolidated financial statements included in Form 10-K for the year ended December 31, 2010, filed with the SEC on March 8, 2011.

(2)  The amounts in column (e) reflect the grant date fair value of stock options granted in 2010 and 2008 granted pursuant to the Company’s 2007 Stock Incentive Plan, computed in accordance with FASB ASC Topic 718. There were no options granted in 2009 with awards normally made in December 2009 being made in January 2010. For further information on these awards, see the Grants of Plan-Based Awards table on page 23 of this proxy statement and Note 7, “Share Based Compensation” of our consolidated financial statements included in Form 10-K for the year ended December 31, 2010, filed with the SEC on March 8, 2011.

(3)  The amounts shown in column (f) represent incentive compensation earned for 2010, 2009 and 2008, some of which was paid in the subsequent calendar year.  The Company achieved incentive compensation targets established by the Compensation Committee as follows:  In 2010:  first quarter: 86.1%; second quarter: 77.8%; third quarter :42.2%; fourth quarter: 0%; and full year: 47.5%.  In 2009:  first quarter: 65%; second quarter: 90%; third quarter: 100%, fourth quarter: 80%; full year: 88%.  In 2008:  first quarter: 78.7%; second quarter: 57.3%; third quarter: 0%; fourth quarter: 106.1% and full year: 78%.

(4)  Column (g) reflects amounts paid for each named executive officer as follows.  Excluded from these amounts are premiums paid by the Company for group life and medical insurance also available to non-executive employees:

Named Executive Officer (U.S.-based)		Retirement Plan Matching Contributions	Life Insurance Premiums	Disability Insurance Premiums	Tax Gross-Ups on Disability Premium

Thaddeus Dupper	2010	$7,350	$407	$2,637	$1,850
	2009	$6,900	$407	$2,644	$1,843
	2008	$6,750	$407	$2,665	$1,858

Brian R. Ervine	2010	$7,350	$272	$3,000	$2,091
	2009	$6,900	$272	$3,000	$2,091
	2008	$6,750	$272	$3,000	$2,092

Anita T. Moseley	2010	$7,350	$380	$3,301	$2,302
	2009	$6,900	$380	$3,301	$2,302
	2008	$6,750	$380	$3,335	$2,325

Named Executive Officer (U.K.-based)		Retirement Plan Matching Contributions	Life/Medical Insurance Premiums	Commissions	Car Allowance

Stuart Cochran	2010	$9,296	$203	$0	$12,993
	2009	$9,571	$209	$0	$13,378
	2008	$8,786	$192	$0	$12,280

James King	2010	$9,281	$332	$85,567	$12,993
	2009	$9,556	$342	$146,198	$13,378
	2008	$8,771	$314	$164,350	$12,280

(5)  Mr. Cochran resides in the United Kingdom and is paid in Pounds Sterling (“GBP”).  The amounts reported for each year for Mr. Cochran are based upon the following exchange rates:  December 31, 2010, an exchange rate of 1.5468 USD : 1 GBP; December 31, 2009, an exchange rate of 1.5926 USD : 1 GBP; December 31, 2008, an exchange rate of 1.4619 USD : 1 GBP.

(6)  Mr. King joined the Company on March 12, 2007.  He resides in the United Kingdom and is paid in GBP.  The amounts reported for Mr. King each year are based upon the following exchange rates:  December 31, 2010, an exchange rate of 1.5468 USD : 1 GBP; December 31, 2009, an exchange rate of 1.5926 USD : 1 GBP; December 31, 2008, an exchange rate of 1.4619 USD : 1 GBP.

2010 GRANTS OF PLAN-BASED AWARDS

	Estimated future payouts under non-equity incentive plan awards				(f) All other stock awards; Number of	(g) All other option awards: number of securities	(h) Exercise price of	(i) Grant date fair value of stock and
(a) Name	(b) Grant Date	(c) Threshold ($)	(d) Target ($) (1)	(e) Maximum ($)	shares of stock (#) (2)	underlying options (#)	option awards ($/share)	option awards ($)

Thaddeus Dupper (3)	1/1/2010	$1.00	$195,000	$341,250
	1/7/2010				10,000			$61,600
	1/7/2010					54,000	$6.16	$215,950

Brian R. Ervine (4)	1/1/2010	$1.00	$156,000	$273,000
	1/7/2010				5,000			$30,800
	1/7/2010					12,750	$6.16	$52,178

Anita T. Moseley (5)	1/1/2010	$1.00	$119,600	$209,300
	1/7/2010				3,500			$21,560
	1/7/2010					7,000	$6.16	$28,647

Stuart Cochran (6)	1/1/2010	$1.00	$92,963	$162,686
	1/7/2010				5,000			$30,800
	1/7/2010					12,750	$6.16	$52,178

James King (7)	1/1/2010	$1.00	$46,404	$81,207
	1/7/2010				2,500			$15,400
	1/7/2010					7,000	$6.16	$28,647

(1)  Columns (c), (d) and (e) reflect the amounts that would have been earned by the named executive officers had we achieved our 2010 performance objectives established by the Compensation Committee (see “Compensation Discussion and Analysis” discussion on page 15).  Target amounts shown in column (d) would have been earned if we achieved 100% of our revenue objectives; and the Maximum amount that would have been earned if we achieved 100% of our quarterly targets; 110% of our annual revenue target; 125% of our new products booking target and 115% of our annual Adjusted EBITDA target.

(2)  The amounts in column (i) reflect the grant date fair value of restricted stock awards and stock options granted under the Company’s 2007 Stock Incentive Plan during fiscal year 2010, computed in accordance with FASB ASC Topic 718.

(3)  Mr. Dupper’s 2010 compensation plan provided for target incentive pay equal to 75% of his base salary.

(4)  Mr. Ervine’s 2010 compensation plan provided for target incentive pay equal to 60% of his base salary.

(5)  Ms. Moseley’s 2010 compensation plan provided for target incentive pay equal to 50% of her base salary.

(6)  Mr. Cochran’s 2010 compensation plan provided for target incentive pay equal to 50% of his base salary.  Mr. Cochran resides in the United Kingdom and is paid in GBP.  The amounts reported for non-equity incentive plan awards are based upon an exchange rate of 1.5468 USD : 1 GBP determined as of December 31, 2010.

(7)  Mr. King’s 2010 compensation plan provided for target incentive pay equal to 25% of his base salary.  Mr. King resides in the United Kingdom and is paid in GBP.  The amounts reported for non-equity incentive plan awards are based upon an exchange rate of 1.5468 USD : 1 GBP determined as of December 31, 2010.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

	Option Awards (1)					Stock Awards (2)
(a) Name	(b) Number of Securities Underlying Unexercised Options (#) Exercisable	(c) Number of Securities Underlying Unexercised Options (#) Unexercisable		(d) Option Exercise Price ($/share)	(e) Option Expiration Date	(f) Number of shares of stock that have not vested (#)	(g) Market value of shares of stock that have not vested ($)(3)

Thaddeus Dupper (4)	24,187	29,813		$6.16	1/6/2020	7,500	$62,400
	42,499	12,500		$1.56	12/22/2018	5,000	$41,600
	60,936	20,314		$4.64	12/17/2017	8,125	$67,600
	50,000	—		$4.30	12/27/2015
	19,999	—		$9.28	11/1/2014
	12,499	—		$8.88	5/5/2014
	49,999	—		$17.60	2/22/2014

Brian R. Ervine	2,390	10,360		$6.16	1/6/2020	3,750	$31,200
	6,875	6,875		$1.56	12/22/2018	2,500	$20,800
	10,312	3,438		$4.64	12/17/2017	1,250	$10,400
	50,000	—		$4.30	12/27/2015
	20,000	—		$9.28	11/1/2014
	22,500	—		$23.56	1/4/2014
	49,999	—		$1.90	1/5/2013
	12,500	—		$1.50	2/27/2012
	59,000	—		$2.64	1/6/2012

Anita T. Moseley	1,312	5,688		$6.16	1/6/2020	2,625	$21,840
	5,625	5,625		$1.56	12/22/2018	1,875	$15,600
	8,437	2,813		$4.64	12/17/2017	938	$7,804
	37,500	—		$4.30	12/27/2015
	12,499	—		$9.28	11/1/2014
	10,000	—		$23.56	1/4/2014
	30,000	—		$5.86	4/6/2013
	12,375	—		$1.50	2/27/2012
	26,175	—		$1.16	12/4/2011
	24,999	—		$5.70	1/2/2011

Stuart Cochran	2,390	10,360		$6.16	1/6/2020	3,750	$31,200
	5,625	5,625		$1.56	12/22/2018	1,875	$15,600
	8,437	2,813		$4.64	12/17/2017	938	$7,804
	10,156	2,344		$3.62	9/3/2017
	37,500	—		$4.30	12/27/2015
	37,500	—		$9.28	11/1/2014

James King	1,312	5,688		$6.16	1/6/2020	1,875	$15,600
	2,500	2,500		$1.56	12/22/2018	1,250	$10,400
	3,750	1,250		$4.64	12/17/2017	625	$5,200
	46,875	3,125	(5)	$3.44	3/11/2017

(1)          Options were granted ten years prior to the option expiration date.  Options other than those with an exercise price equal to or greater than $9.28 per share, or as otherwise noted in a separate footnote below, vest at a rate of 25% per year over the first four years of the ten-year option term, and will be fully vested four years after the date of grant.  On December 12, 2005, the Board of Directors accelerated the vesting of all unvested and “out-of-the-money” stock options that had an exercise price equal to or greater than $9.28 per share.  The acceleration of vesting allowed the Company to avoid recognizing future compensation expense associated with the accelerated options upon the January 1, 2006 adoption of FAS 123R.

(2)          Stock awards for the executive officers listed above vest in quarterly increments over a four-year vesting period.  Grants shown were made in January 2010, December 2008 and December 2007.  There were no stock awards made in 2009.

(3)          Market value was calculated by multiplying the number of shares shown in the table by $8.32, which was the closing price per share on December 31, 2010, the last day of our fiscal year.

(4)          Options to purchase 29,999 shares of stock granted in 2008 vested over a one-year period; options to purchase 25,000 shares of stock granted in January 2010 vested over a one-year period.

(5)          This option award was granted to Mr. King when he joined the Company on March 12, 2007 under a stand-alone new employee inducement grant in accordance with NASDAQ Marketplace Rule 4350(i)(1)(a)(iv).  As is typically the case with option awards granted to our new employees, this option award vests over a four-year period, 25% upon the one-year anniversary of Mr. King’s date of employment and the balance quarterly over the next three years.

2010 OPTION EXERCISES AND STOCK VESTED

The table below reflects options exercised by the named executive officers and vesting of restricted stock awards during fiscal year 2010.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($) (1)	Number of shares acquired on vesting (#)	Value realized on vesting ($) (2)
Thaddeus Dupper	—	—	13,125	$93,877
Brian R. Ervine	—	—	3,750	$26,624
Anita T. Moseley (3)	22,394	$26,133	2,750	$19,669
Stuart Cochran	—	—	3,125	$22,351
James King	—	—	1,875	$13,413

(1)          Represents the dollar amount realized upon exercise determined by the difference between the market price of the underlying securities at exercise and the exercise price of the options with respect to options which are exercised and held.  With respect to options exercised and sold on the same day (same-day sale), the amount in this column represents the difference between the sales price and the exercise price of the options.

(2)          Represents the aggregate dollar amount realized by the named executive officer upon vesting of restricted stock, computed by multiplying the number of shares of stock by the market value of the underlying shares on the vesting dates.

(3)          Ms. Moseley exercised and sold options that were expiring in 2010.

PENSION BENEFITS

The Company does not maintain any defined benefit retirement plans.  In the United States, the Company maintains a 401(k) plan; in the United Kingdom, the Company maintains a defined contribution pension benefit plan.

COMPENSATION AGREEMENTS

General Overview

Each of our named executive officers has entered into a compensation agreement with the Company.  Each agreement provides for base salary and incentive compensation.  In 2010, potential incentive compensation ranged from 25% to 75% of the executive’s base salary, and was to be paid only if we attained targets established by our Compensation Committee for quarterly and annual revenue, and Adjusted EBITDA, as well as an annual booking target for certain of our products. There was a potential to earn in excess of 100% of the incentive amount associated with the annual targets if we exceeded annual targets.  See the “Grants of Plan Based Awards Table” on page 23 for more information about the “stretch” amounts, as well as the “Executive Compensation, Quarterly and Annual Performance-Based Incentive Compensation” table on page 17 for percentages achieved in 2010.

Each agreement generally provides that in the event the Company terminates the employment of the named executive officer, other than for cause, death or disability, the executive will be paid severance pay.  The amount of the severance pay varies, as described below under the heading “Potential Payments Upon Termination or Change of Control,” depending upon the executive’s position and the circumstances surrounding the termination of employment.  In exchange for severance, the named executive officer will be required to execute a full release of all employment claims with the Company and agree not to compete with us nor to solicit our employees for the period of time during which severance is paid.  The Compensation Agreements do not change the “at-will” nature of the U.S.-based executive officer’s employment with the Company.  Either the Company or the executive officer may terminate a U.S.-based executive officer’s employment at any time.  In the case of Messrs. Cochran and King, they are each employed under an employment contract, as is customary in the United Kingdom, which provides for three (3) months’ notice on termination.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables below reflect the potential amount of compensation for each of the named executive officers in the event of termination of such executive’s employment.  The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not-for-cause termination, retirement, disability or death and termination following a change of control of the executive is shown below.  The amounts assume that such termination was effective as of December 31, 2010, and thus include amounts earned through such time and are estimates of the amounts which would be paid to the executives upon their termination.  The actual payments may be more or less than the amounts described below.  In addition, the Company may enter into new arrangements or modify these arrangements from time to time.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, the executive is entitled to receive amounts earned during his or her term of employment.  Such amounts include:

•                  non-equity incentive compensation earned through the date of separation.  Quarterly incentive compensation payments will be pro-rated to the date of separation; the executive must have been employed on December 31st to earn his or her incentive compensation associated with achieving the Company’s annual performance targets;

•                  vested stock options, which must be exercised within three (3) months, or for options granted on or after December 10, 2009, six (6) months of the date of separation, except in the case of disability (12 months), death (18 months) or a change of control of the company (see discussion below);

•                  stock vested on the date of separation pursuant to restricted stock awards; and

•                  salary and unused paid time off through the date of separation.

Involuntary Not-for-Cause Termination

If a named executive officer is terminated for reasons other than cause, he or she will be entitled to severance as follows:  3 months of base pay (Messrs. Cochran and King); 6 months of base pay (Messrs. Ervine and Dupper and Ms. Moseley), except in the case of termination or material change in responsibilities within 6 months of a change in the CEO position, in which case Mr. Ervine and Ms. Moseley will be entitled to 9 months of base pay and incentive compensation.

Voluntary Termination or Retirement

Except for amounts described under “Payments Made Upon Termination,” the Company does not have an agreement or practice to pay a named executive officer on voluntary termination or retirement.

Disability or Death

In the event of the death or disability of a named executive officer, the officer will receive benefits under the Company’s disability benefits or payments under the Company’s life insurance benefits, as appropriate.

Payments Made upon a Change of Control

The Company has entered into Change of Control Agreements with each named executive officer. Under these agreements, upon a “Qualified Termination” (described below),

•                  The named executive officer will receive:

•                  a payment equal to 24 months (Messrs. Dupper and Ervine), 18 months (Mr. Cochran and Ms. Moseley) or 12 months (Mr. King) of the executive’s base salary, payable in equal increments over an equal period (the “Severance Period”) (or such shorter period as required for compliance with Section 409A of the U.S. Internal Revenue Code), in the Company’s normal payroll cycles;

•                  an amount equal to 2 times (Messrs. Dupper and Ervine), 1.5 times (Mr. Cochran and Ms. Moseley) or 1 times (Mr. King) the executive’s incentive compensation, assuming achievement at 100% of the performance goals, payable in equal installments over the Severance Period;

•                  continuation of benefits under the Company’s health insurance plan as provided by law, as well as the Company’s life and disability plans, with the Company continuing to contribute to premiums during the Severance Period at the same rate as if the named executive officer were still employed by the Company;

•                  an amount equal to the excise tax, and related income taxes, a tax gross-up, if any, payable by the named executive officer under Section 280G of the Internal Revenue Code as a result of the receipt of any change of control payments or benefits (applies to U.S. based executives only); and

•                  tax advice services in an amount not to exceed $7,500; and

•                  all stock options and restricted stock held by the executive will automatically vest and become exercisable.

A Qualified Termination will occur upon any of the following:

•                  termination of the named executive officer’s employment by us, without cause, as a result of the influence of a person or entity seeking to cause a Change of Control;

•                  termination of the named executive officer’s employment by us for any reason, other than for cause, disability or death, within 24 months (Messrs. Dupper and Ervine), 18 months (Mr. Cochran and Ms. Moseley) or 12 months (Mr. King) following a Change of Control; or

•                  resignation by the named executive officer following a change in a material condition of the executive officer’s employment in anticipation of a Change of Control or the same period described immediately above following a Change of Control.

In general, the Change of Control agreement is a “double trigger,” meaning that payments are made only if the executive suffers a covered termination of employment as described above.  An executive does not receive payment solely upon the occurrence of a Change of Control, except that 50% of a named executive officer’s equity awards (options and restricted stock) will automatically vest upon a Change of Control even if his or her employment is not terminated.

A Change of Control will occur upon:

•                  the date any person or group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by the person or group, assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all assets of the Company immediately prior to the acquisition;

•                  the date any person or group within the meaning of the Exchange Act acquires ownership of our stock that, together with stock held by the person or group, constitutes more than 50% of the total fair market value or total voting power entitled to vote in the election of directors or any other change in ownership described in Treas. Reg. Section 1.409A-3(i)(5)(v);

•                  the date any person or group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by the person or group, ownership of stock possessing 30% or more of the total voting power of the stock of the Company;

•                  the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our Board before the date of the appointment or election; or

•                  any other change in effective control described in Treas. Reg. Section 1.409A(i)(5)(vi).

In exchange for severance, the named executive will be required to execute a full release of employment claims with the Company and agree not to compete with the Company nor to solicit our employees for the Severance Period or a portion thereof.

Thaddeus Dupper

The following table shows the potential payments upon termination or a change of control of the Company for Thaddeus Dupper, our President and Chief Executive Officer.

Executive Benefits and Payments Upon Separation	Involuntary Not-for-Cause Termination (other than Following Change of Control)	Change of Control Without Qualified Termination	Change of Control With Qualified Termination

Cash Compensation
• Base Salary	$130,000	$0	$520,000
• Incentive Compensation	$0	$0	$390,000

Equity Compensation
• Stock Options (1)
• Unvested and accelerated	$0	$111,826	$223,652
• Restricted Stock (2)
• Unvested and accelerated	$0	$85,800	$171,600

Benefits and Perquisites
• Health and Welfare Benefits	$0	$0	$33,124
• Life & Disability Insurance Premiums	$0	$0	$6,088
• Accrued Paid Time Off	$30,375	$0	$30,375
• Tax services	$0	$0	$7,500
• Tax Gross-up Disability	$0	$0	$3,686
• Tax Gross-up Section 280G (3)	$0	$0	$483,758

Total	$160,375	$197,626	$1,869,783

(1) The payments relating to stock options represent the value as of December 31, 2010, calculated by multiplying the number of options by the difference between the exercise price and the closing price of our common stock on December 31, 2010 ($8.32).

(2) The payments relating to restricted stock are calculated by multiplying the number of unvested shares by the closing price of our common stock on December 31, 2010 ($8.32).

(3) Upon a Change of Control of the Company, Mr. Dupper may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code (“Section 280G”).  The Company has agreed to reimburse Mr. Dupper for all excise taxes that are imposed on him under Section 280G and any income and excise taxes that are payable by him as a result of any reimbursements for Section 280G excise taxes.  The total 280G tax gross-up amount in the above table assumes that Mr. Dupper is entitled to a full reimbursement by the Company of (i) any excise taxes that are imposed upon him as a result of the Change of Control; (ii) any income and excise taxes imposed upon him as a result of the Company’s reimbursement of the excise tax amount and (iii) any additional income and excise taxes that are imposed upon Mr. Dupper as a result of the Company’s reimbursement of Mr. Dupper for any excise or income taxes.  The calculation of the 280G gross-up amount in the above tables is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 4.63% state income tax rate.  For purposes of the 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to Mr. Dupper executing a non-competition agreement.

Brian R. Ervine

The following table shows the potential payments upon termination or a change of control of the Company for Brian R. Ervine, our Executive Vice President and Chief Financial & Administrative Officer.

Executive Benefits and Payments Upon Separation	Involuntary Not-for Cause- Termination (other than Following Change in CEO or Change of Control)	Involuntary Not-for-Cause Termination Following Change in CEO	Change of Control Without Qualified Termination	Change of Control With Qualified Termination

Cash Compensation
• Base Salary	$130,000	$195,000	$0	$520,000
• Incentive Compensation	$0	$117,000	$0	$312,000

Equity Compensation
• Stock Options (1)
• Unvested and accelerated	$0	$0	$31,513	$79,025
• Restricted Stock (2)
• Unvested and accelerated	$0	$0	$31,200	$62,400

Benefits and Perquisites
• Health and Welfare Benefits	$0	$0	$0	$33,124
• Life & Disability Insurance Premiums	$0	$0	$0	$6,544
• Accrued Paid Time Off	$31,500	$31,500	$0	$31,500
• Tax services	$0	$0	$0	$7,500
• Tax Gross-up Disability	$0	$0	$0	$4,182
• Tax Gross-up Section 280G (3)	$0	$0	$0	$0

Total	$161,500	$343,500	$62,713	$1,056,275

(1)  The payments relating to stock options represent the value as of December 31, 2010, calculated by multiplying the number of options by the difference between the exercise price and the closing price of our common stock on December 31, 2010 ($8.32).

(2)  The payments relating to restricted stock are calculated by multiplying the number of unvested shares of restricted stock by the closing price of our common stock on December 31, 2010 ($8.32).

(3)  Upon a Change of Control of the Company, Mr. Ervine may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code (“Section 280G”).  The Company has agreed to reimburse Mr. Ervine for all excise taxes that are imposed on him under Section 280G and any income and excise taxes that are payable by him as a result of any reimbursements for Section 280G excise taxes.  The total 280G tax gross-up amount in the above table assumes that Mr. Ervine is entitled to a full reimbursement by the Company of (i) any excise taxes that are imposed upon the executive as a result of the Change of Control; (ii) any income and excise taxes imposed upon Mr. Ervine as a result of the Company’s reimbursement of the excise tax amount and (iii) any additional income and excise taxes that are imposed upon Mr. Ervine as a result of the Company’s reimbursement of Mr. Ervine for any excise or income taxes.  The calculation of the 280G gross-up amount in the above tables is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 4.63% state income tax rate.  For purposes of the 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to Mr. Ervine executing a non-competition agreement.

Anita T. Moseley

The following table shows the potential payments upon termination or a change of control of the Company for Anita T. Moseley, our Sr. Vice President and General Counsel.

Executive Benefit and Payments Upon Separation	Involuntary Not-for-Cause Termination (other than Following Change in CEO or Change of Control)	Involuntary Not-for-Cause Termination Following Change in CEO	Change of Control Without Qualified Termination	Change of Control With Qualified Termination

Cash Compensation
• Base Salary	$119,600	$179,400	$0	$358,800
• Incentive Compensation	$0	$89,700	$0	$179,400

Equity Compensation
• Stock Options (1)
• Unvested and accelerated	$0	$0	$30,332	$60,663
• Restricted Stock (2)
• Unvested and accelerated	$0	$0	$22,622	$45,244

Benefits and Perquisites
• Health and Welfare Benefits	$0	$0	$0	$24,843
• Life & Disability Insurance Premiums	$0	$0	$0	$5,523
• Accrued Paid Time Off	$21,505	$21,505	$0	$21,505
• Tax services	$0	$0	$0	$7,500
• Tax Gross-up Disability	$0	$0	$0	$3,453
• Tax Gross-up Section 280G (3)	$0	$0	$0	$0

Total	$141,105	$290,605	$52,954	$706,931

(1)  The payments relating to stock options represent the value as of December 31, 2010, calculated by multiplying the number of options by the difference between the exercise price and the closing price of our common stock on December 31, 2010 ($8.32).

(2)  The payments relating to restricted stock are calculated by multiplying the number of unvested shares of restricted stock by the closing price of our common stock on December 31, 2010 ($8.32).

(3)  Upon a Change of Control of the Company, the executive may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code (“Section 280G”).  The Company has agreed to reimburse the executive for all excise taxes that are imposed on the executive under Section 280G and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G excise taxes.  Ms. Moseley’s Change of Control payments (amounts appearing above, less payments for accrued paid time off and vested options) do not exceed the Section 280G threshold amount.

Stuart Cochran

The following table shows the potential payments upon termination or a change of control of the Company for Stuart Cochran, our Chief Technology Officer.  Mr. Cochran resides in the United Kingdom and is paid in GBP.  The amounts are based upon an exchange rate of 1.5468 USD: 1 GBP as determined on December 31, 2010.

Executive Benefits and Payments Upon Separation	Involuntary Not-for-Cause Termination (other than Following Change of Control)	Change of Control Without Qualified Termination	Change of Control With Qualified Termination

Cash Compensation
• Base Salary	$46,4818	$0	$278,888
• Incentive Compensation	$0	$0	$139,444

Equity Compensation
• Stock Options (1)
• Unvested and accelerated	$00	$40,886	$81,774
• Restricted Stock (2)
• Unvested and accelerated	$00	$27,302	$54,604

Benefits and Perquisites
• Health and Welfare Benefits	$00	$0	$0
• Life & Disability Insurance Premiums	$00	$0	$305
• Accrued Paid Time Off	$3,5760	$0	$3,576
• Tax services	$00	$0	$7,500
• Tax Gross-up Total (3)	$00	$0	$0

Total	$50,0579	$68,188	$566,091

(1)  The payments relating to stock options represent the value as of December 31, 2010, calculated by multiplying the number of options by the difference between the exercise price and the closing price of our common stock on December 31, 2010 ($8.32).

(2)  The payments relating to restricted stock are calculated by multiplying the number of unvested shares of restricted stock by the closing price of our common stock on December 31, 2010 ($8.32).

(3)  Mr. Cochran resides in the United Kingdom and is not subject to U.S. taxation.

James King

The following table shows the potential payments upon termination or a change of control of the Company for James King, our Vice President, Worldwide Sales and Marketing.  Mr. King resides in the United Kingdom and is paid in GBP.  The amounts are based upon an exchange rate of 1.5468 USD: 1 GBP as determined on December 31, 2010.

Executive Benefits and Payments Upon Separation	Involuntary Not-for-Cause Termination (other than Following Change of Control)	Change of Control Without Qualified Termination	Change of Control With Qualified Termination (1)

Cash Compensation
• Base Salary	$46,404	$0	$185,616
• Incentive Compensation	$0	$0	$46,404

Equity Compensation
• Stock Options (1)
• Unvested and accelerated	$0	$32,560	$65,519
• Restricted Stock (2)
• Unvested and accelerated	$0	$9,766	$19,532

Benefits and Perquisites
• Health and Welfare Benefits	$0	$0	$0
• Life & Disability Insurance Premiums	$0	$0	$332
• Accrued Paid Time Off	$3,570	$0	$3,570
• Tax services	$0	$0	$7,500
• Tax Gross-up Total (3)	$0	$0	$0

Total	$49,974	$42,326	$328,473

(1)  The payments relating to stock options represent the value as of December 31, 2010, calculated by multiplying the number of options by the difference between the exercise price and the closing price of our common stock on December 31, 2010 ($8.32).

(2)  The payments relating to restricted stock are calculated by multiplying the number of unvested shares of restricted stock by the closing price of our common stock on December 31, 2010 ($8.32).

(3)  Mr. King resides in the United Kingdom and is not subject to U.S. taxation.

TABLE OF EQUITY COMPENSATION PLANS

The following table contains summary information as of December 31, 2010 concerning the Company’s Employee Stock Purchase Plan, 1996 Stock Option Plan, James E. King Equity Incentive Plan and 2007 Amended Stock Incentive Plan.  All of the Plans, except for the James E. King Equity Incentive Plan, were approved by the stockholders.  See “Security Ownership of Certain Beneficial Owners and Management.”

	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plan
Equity Compensation Plans Approved by Security Holders
1996 Stock Option Plan	1,072,425		$7.38	0	(1)
2007 Amended Stock Incentive Plan	728,420	(2)	$5.25	225,500	(3)
Employee Stock Purchase Plan	—		—	77,759

Equity Compensation Plan Not Approved by Security Holders (4)
James E. King Equity Incentive Plan	50,000		$3.44	0

(1)  Our 1996 Stock Option Plan expired on January 18, 2006.  As a result, no additional equity awards can be made under this plan.

(2)  This includes 54,064 shares issuable upon vesting of outstanding restricted stock awards granted under the 2007 Amended Stock Incentive Plan. These shares are applied against the Plan at a 1.5 rate, effectively using 81,096 shares from the Plan.

(3)  As of April 19, 2011, the record date, there were 215,500 shares remaining available for future issuance under the 2007 Amended Stock Incentive Plan.

(4)  This plan is a stand-alone new employee inducement plan in accordance with NASDAQ Marketplace Rule 4350(i)(1)(a)(iv). We adopted this plan because at the time Mr. King was hired we did not have an equity compensation plan.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2011 by:  (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on shares outstanding on the record date, adjusted as required by rules promulgated by the SEC.

	Shares of Common Stock Beneficially Owned (1)
Name and Address of Beneficial Owner	Number of Shares	Percentage Ownership

David J. Nicol (2) 9871 West 83rd Street Overland Park, KS 66204	57,784	*
David S. Oros (3) 621 E. Pratt Street, Suite 601 Baltimore, MD 21202	161,515	1.5%
Richard R. Ramlall (4) 20391 Old Grey Place Ashburn, VA 20147	30,125	*
John B. Spirtos (5) 9712 Sorrel Avenue Potomac, MD 20854 .	11,375	*
Thaddeus Dupper (6) c/o Evolving Systems, Inc. 9777 Pyramid Ct., Suite 100 Englewood, CO 80112	456,038	4.2%
Brian R. Ervine (7) c/o Evolving Systems, Inc. 9777 Pyramid Ct., Suite 100 Englewood, CO 80112	267,416	2.5%

Anita T. Moseley (8) c/o Evolving Systems, Inc. 9777 Pyramid Ct., Suite 100 Englewood, CO 80112	169,340	1.6%
Stuart Cochran (9) c/o Evolving Systems Limited 108 Walcot Street Bath, UK BA1 5BG	121,530	1.1%
James King (10) c/o Evolving Systems Limited One Angel Square, Torrens Street London, UK EC1V 1PL	66,561	*
All executive officers and directors as a group (9 persons) (11)	1,341,684	12.5%
Kennedy Capital Management (12) 10829 Olive Blvd. St Louis, MO 63141	800,139	7.4%
Karen Singer, Trustee of the Singer Children’s Management Trust (13) 212 Vaccaro Drive Cresskill, NJ 07626	2,469,694	22.9%

*                    Less than one percent (1.0%).

(1)             Percentage of common stock beneficially owned is based on 10,764,545 shares of common stock outstanding on March 31, 2011.

(2)             Includes 22,625 shares subject to stock options exercisable within 60 days of March 31, 2011 (“Vested Options”) and 1,875 shares of Restricted Stock, of which 625 shares will vest within 60 days of March 31, 2011.  Mr. Nicol holds his shares in a brokerage account which permits borrowing on margin.

(3)             Includes 22,625 Vested Options and 1,875 shares of Restricted Stock, of which 625 shares will vest within 60 days of March 31, 2011.

(4)             Includes 22,625 Vested Options and 1,875 shares of Restricted Stock, of which 625 shares will vest within 60 days of March 31, 2011.

(5)             Includes 8,875 Vested Options and 1,875 shares of Restricted Stock, of which 625 shares will vest within 60 days of March 31, 2011.

(6)             Includes 276,634 Vested Options and 17,344 shares of Restricted Stock, of which 3,281 shares will vest within 60 days of March 31, 2011.

(7)             Includes 236,888 Vested Options and 6,564 shares of Restricted Stock, of which 939 shares will vest within 60 days of March 31, 2011.

(8)             Includes 146,204 Vested Options and 4,751 shares of Restricted Stock, of which 688 shares will vest within 60 days of March 31, 2011.

(9)             Includes 105,389 Vested Options and 5,782 shares of Restricted Stock, of which 782 shares will vest within 60 days of March 31, 2010.

(10)       Includes 59,061 Vested Options and 3,282 shares of Restricted Stock, of which 468 shares will vest within 60 days of March 31, 2011.

(11)       Includes 905,926 Vested Options and 45,223 of Restricted Stock, of which 8,658 shares will vest within 60 days of March 31, 2011.

(12)       Based solely upon the Schedule 13G information filed with the SEC by Kennedy Capital Management, Inc., on February 14, 2011.

(13)       Based solely upon the Schedule 13D information filed with the SEC by Karen Singer on February 17, 2011 and subsequently filed Schedules 13D and Forms 4 through March 31, 2011.  Ms. Singer disclaims beneficial ownership of these securities, except to the extent of her pecuniary interest therein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee

The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of three (3) directors appointed by the Board of Directors.  Each of the committee members, Messrs. Nicol, Oros and Spirtos, satisfies the independence and financial management expertise requirements of NASDAQ’s Audit Committee Policy and Mr. Nicol has been designated by the Board as the Audit Committee’s “financial expert.” For a description of Mr. Nicol’s relevant experience, please see his biographical information contained in Proposal 1 of this proxy statement.

On May 25, 2000, the Board of Directors adopted a charter for the Audit Committee (the “Charter”).  An Amended and Restated Charter was adopted by the Board of Directors on March 4, 2004. A copy of the Amended and Restated Charter can be found on our website, www.evolving.com, under “About Us — Corporate Governance.”

Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee’s primary responsibilities are to:

(1)                      hold meetings periodically with the independent registered public accounting firm, the Board and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with Company policies;

(2)                      establish policies and procedures for appointing, reviewing and overseeing the performance and independence of the independent registered public accounting firm;

(3)                      review with the independent registered public accounting firm and financial management of the Company and approve the plan and scope of audit and permissible audit related work;

(4)                      review financial press releases with management;

(5)                      review consolidated financial statements and disclosures;

(6)                      pre-approve all audit and permitted non-audit services; and

(7)                      develop procedures for receiving, on an anonymous basis, and responding to concerns about our accounting and auditing practices.

Review of Fiscal Year 2010 Consolidated Financial Statements

In connection with its review of our Fiscal Year 2010 Consolidated Financial Statements, the Audit Committee has:

(1)                      reviewed and discussed the audited consolidated financial statements with management;

(2)                      discussed with Grant Thornton LLP, our independent registered public accounting firm, the matters required to be discussed by SAS 61 (as amended by SAS 89) and SAS 90; and

(3)                      received from Grant Thornton LLP the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board and discussed with Grant Thornton LLP their independence.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for fiscal year ended December 31, 2010 be included in the Company’s 2010 Annual Report on Form 10-K.

BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

David J. Nicol, Chairman

David S. Oros

John B. Spirtos

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control Agreements

We have entered into a Management Change of Control Agreement with each of our named executive officers. These agreements are described above in the section entitled “Potential Payments Upon Termination or Change of Control.”

Indemnification Agreements

We have entered into indemnification agreements (the “Indemnification Agreements”) with each of our Directors and named executive officers. Subject to the provisions of the Indemnification Agreements, we will indemnify and advance expenses to such Directors and executives in connection with their involvement in any event or occurrence which arises in their capacity as, or as a result of, their position with the Company.

Our Change of Control Agreements and Indemnification Agreements are provided as part of the compensation arrangements with our executives, which are subject to approval of the Compensation Committee.  Indemnification for Directors was approved by the Board of Directors and is part of the standard arrangement for all Company Directors. We believe that the terms of the transactions described above were no less favorable to the Company than would have been obtained from unaffiliated third parties. Any future transactions between us and any of our officers, Directors or principal stockholders will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the Board of Directors.

Rights Plan

On February 11, 2011 we amended our stockholder Rights Plan (the “Plan”) to effect the Plan’s termination. Under the Plan, one right was distributed for each share of our common stock outstanding at the close of business on March 16, 2009, and any person or group acquiring more than 29 percent of the voting power of the Company’s outstanding common stock without the approval of the Board of Directors, subject to certain exceptions, would have triggered significant dilution in the voting power of such person or group.  The amendment changed the date for expiration of the rights issued pursuant to the Rights Agreement from March 4, 2019 to March 1, 2011.  Accordingly, effective March 1, 2011, the Plan was terminated.

FORWARD LOOKING STATEMENTS

We caution you that certain information in this proxy statement may contain, in addition to historical information, “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon management’s beliefs, as well as on assumptions made by management.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that cause our actual results, performance or achievements to be materially different from what we say or imply with such forward-looking statements.  When we use the words “may,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “believes,” “plans,” “seeks” or “continues,” or similar expressions, we intend to identify forward-looking statements. You should be aware that the telecommunications industry is changing rapidly, and, therefore, the forward-looking statements and statements of expectations, plans and intent are subject to a greater degree of risk than similar statements regarding certain other industries.

Although we believe that our expectations with respect to the forward-looking statements are based upon reasonable assumptions, we cannot assure you that our actual results, performance or achievements will meet these expectations. Other than as may be required by applicable law, we undertake no obligation to release publicly the results of any revisions to these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT EVOLVING SYSTEMS

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC.  The public may read and copy any materials filed with the SEC at their Public Reference Room at 100 F Street NE, Washington, DC 20549.  Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, may be accessed free of charge through our website, as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. Also, our Code of Business Conduct and Corporate Governance Guidelines, as well as the Charters for our Audit, Compensation and Governance and Nominating Committees, are available on our website and amendments to, or waivers of, the Code of Business Conduct will be disclosed on our website. The address of our website is www.evolving.com; however, the information found on our website is not part of this proxy statement.

Our common stock is traded on the NASDAQ Capital Market under the symbol EVOL.

This proxy statement has been preceded or accompanied by the Annual Report for the fiscal year ended December 31, 2010. Stockholders are referred to such report for financial and other information about the activities of the Company.

Our transfer agent is American Stock Transfer & Trust Company LLC. Their address is 59 Maiden Lane, Plaza Level, New York, NY 10038.

You may request copies of documents we have filed with the SEC, as well as copies of documents that appear on our website, from us, without charge, upon written or oral request to:

Evolving Systems, Inc.

9777 Pyramid Ct., Suite 100

Englewood, CO 80112

Attn:  Anita T. Moseley, Secretary

1-800-649-6562

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2012 Annual Meeting of Stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8 — Stockholder Proposals) and received by the Secretary of the Company on or before December 31, 2011. A stockholder proposal or nomination for director for consideration at the 2012 annual meeting but not included in the proxy statement and proxy must be received by the Secretary of Evolving Systems no earlier than March 18, 2012 and no later than April 17, 2012.  The submission of a stockholder proposal does not guarantee that it will be presented at the annual meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and Evolving Systems’ bylaws, as applicable.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Anita T. Moseley Secretary

APPENDIX A

Amendment to the Amended and Restated Certificate of Incorporation, as amended,

to Declassify the Board of Directors

Article V

* * * * *

A.

* * * * *

2. ~~Following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”). covering the offer and sale of Common Stock to the public (the “Initial Public Offering”), the~~ Each director~~s shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors~~ shall be elected ~~for a full term of three years. At~~ at each ~~succeeding~~ annual meeting of stockholders~~, directors shall be elected~~ for a ~~full~~ term ~~of three years to succeed the directors of the class whose terms~~ expir~~e~~ing at ~~such~~ the next succeeding annual meeting.

Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.  If the number of directors is increased at or following the 2011 annual meeting of stockholders, any additional director elected to fill a newly created directorship shall hold office for a term expiring at the next annual meeting of stockholders.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

A-1

APPENDIX B

Amendment to the Amended and Restated Bylaws, as amended,

To Be Adopted by the Board of Directors If Proposal No. 2 Is Approved

ARTICLE IV

DIRECTORS

* * * * *

SECTION 17.  ~~CLASSES OF~~ DIRECTORS AND TERMS OF OFFICE.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, ~~following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), covering the offer and sale of Common Stock to the public (the “Initial Public Offering”), the~~ directors shall be ~~divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be~~ elected at each annual meeting of stockholders for a ~~full~~ term ~~of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms~~ expiring at ~~such~~ the next succeeding annual meeting.  Notwithstanding the foregoing, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

B-1

ANNUAL MEETING OF STOCKHOLDERS OF

EVOLVING SYSTEMS, INC.

June 16, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at — www.evolving.com/investor_relations.html

Please mark, date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\*/ Please detach along perforated line and mail in the envelope provided. \*/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF CLASS 1 DIRECTORS

NOMINEES:

☐	FOR ALL NOMINEES	( ) Thaddeus Dupper ( ) David S. Oros

☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ( • )

		FOR	AGAINST	ABSTAIN
2.	APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD STRUCTURE AND PROVIDE FOR ANNUAL ELECTION OF ALL DIRECTORS.	☐	☐	☐

3.	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.

In their discretion, the proxies are entitled to vote upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

EVOLVING SYSTEMS, INC.

9777 Pyramid Court, Suite 100
Englewood, Colorado 80112
Proxy Solicited on Behalf of the Board of Directors of the Company
for the Annual Meeting of Stockholders—June 16, 2011

The undersigned hereby constitutes and appoints Brian R. Ervine and Anita T. Moseley, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Evolving Systems, Inc. to be held at the offices of Evolving Systems, Inc. at 9777 Pyramid Court, Suite 100, Englewood, Colorado 80112, on Thursday, June 16, 2011, at 9:00 a.m. local time and at any postponements, continuations or adjournments thereof, on all matters coming before said meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

EVOLVING SYSTEMS, INC.

June 16, 2011

PROXY VOTING
INSTRUCTIONS

MAIL—Mark, date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

-OR-

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www. voteproxy.com up until 11:59PM Eastern Time the day before the meeting date.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at — www.evolving.com/investor_relations.html

\*/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. \*/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.  PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF CLASS 1 DIRECTORS

NOMINEES:

☐	FOR ALL NOMINEES	( ) Thaddeus Dupper ( ) David S. Oros

☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ( • )

		FOR	AGAINST	ABSTAIN
2.	APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD STRUCTURE AND PROVIDE FOR ANNUAL ELECTION OF ALL DIRECTORS.	☐	☐	☐

3.	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.